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                                                                  EXHIBIT 10.6

                                UNIONTOOLS, INC.
             (SUCCESSOR BY MERGER OF THE UNION FORK AND HOE COMPANY)

                     RETIREMENT PLAN FOR SALARIED EMPLOYEES

                 AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1996
                      (EXCEPT AS OTHERWISE PROVIDED HEREIN)
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                                TABLE OF CONTENTS

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ARTICLE                                                                                                     PAGE
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
          I       DEFINITIONS.........................................................................        1

         II       SERVICE.............................................................................        6
                  2.1         Hour of Service.........................................................        6
                  2.2         Years of Contributing Membership........................................       10
                  2.3         Years of Membership.....................................................       10
                  2.4         Years of Vesting Service................................................       11
                  2.5         Break in Service........................................................       11
                  2.6         Records.................................................................       11

        III       MEMBERSHIP..........................................................................       12
                  3.1         Time of Membership......................................................       12
                  3.2         Transfer to Non-Covered Position........................................       12
                  3.3         Transfer to Employee Position...........................................       12

         IV       ELIGIBILITY FOR PLAN BENEFITS.......................................................       12
                  4.1         Normal Retirement Benefit...............................................       12
                  4.2         Postponed Retirement Benefit............................................       12
                  4.3         Early Retirement Benefit................................................       13
                  4.4         Death Benefits before Retirement........................................       13
                  4.5         Vested Deferred Benefit.................................................       13
                  4.6         Termination of Employment before Eligibility
                              for a Vested Deferred Benefit...........................................       14

          V       BENEFITS............................................................................       15
                  5.1         Benefit Accrual.........................................................       15
                  5.2         Benefit Accrual Before January 1, 1993, and 1996 .......................       16
                  5.3         Amount of Normal Retirement Benefit.....................................       17
                  5.4         Amount of Postponed Retirement Benefit..................................       17
                  5.5         Amount of Early Retirement Benefit......................................       18
                  5.6         Amount of Vested Deferred Benefit.......................................       18
                  5.7         Maximum Amount of Benefit...............................................       18
                  5.8         Limitations on Member Contributions.....................................       21
                  5.9         Small Benefit Payments..................................................       23
                  5.10        Benefits upon Reemployment of a Member..................................       23
                  5.11        Benefit Payments to be No Less than Member's
                              Accumulated Contributions...............................................       24
                  5.12        Amount of Qualified Preretirement Death Benefit ........................       24
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
         VI       METHOD AND MODE OF BENEFIT PAYMENTS.................................................       25
                  6.1         Qualified Joint and Survivor Annuity....................................       25
                  6.2         Elections...............................................................       26
                  6.3         Cash Out of Certain Small Benefits......................................       27
                  6.4         Elective Rollovers......................................................       27
                  6.5         Determination of Marital Status.........................................       27
                  6.6         Methods and Modes of Distribution.......................................       27
                  6.7         Non-Married Member......................................................       28
                  6.8         Distribution............................................................       29
                  6.9         Limitation on Benefit Payments..........................................       29
                  6.10        Prohibition Against More than Incidental Death Benefits ................       30

        VII       CONTRIBUTIONS AND FUNDING...........................................................       30
                  7.1         Purposes of Funding.....................................................       30
                  7.2         Contributing Member's Contributions.....................................       30
                  7.3         Company Contributions...................................................       30
                  7.4         Funding Agency..........................................................       31
                  7.5         Forfeitures.............................................................       31
                  7.6         Funding Standard Account................................................       31
                  7.7         Funding Policy..........................................................       31
                  7.8         Tax Deductibility of Contributions......................................       31
                  7.9         Additional Payments.....................................................       31

       VIII       ADMINISTRATION......................................................................       31
                  8.1         Plan Administrator......................................................       31
                  8.2         Powers of Plan Administrator............................................       31
                  8.3         Conclusiveness of Various Documents.....................................       32
                  8.4         Actions to be Uniform...................................................       32

         IX       AMENDMENT AND TERMINATION OF THE PLAN...............................................       32
                  9.1         Amendment of the Plan...................................................       32
                  9.2         Termination of the Plan.................................................       33
                  9.3         Allocation of Assets upon Plan Termination .............................       33
                  9.4         Merger or Consolidation.................................................       34

          X       CONDITIONAL BENEFIT RESTRICTIONS....................................................       34
                  10.1        Restrictions on Benefits Payable to Certain Members ....................       34
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
         XI       MISCELLANEOUS PROVISIONS............................................................       35
                  11.1        Evidence of Survival....................................................       35
                  11.2        Non-Alienation of Benefits..............................................       35
                  11.3        Payments to Incompetents................................................       36
                  11.4        Misstated Information...................................................       36
                  11.5        Claims Procedure........................................................       36
                  11.6        Ohio Law Applicable.....................................................       37
                  11.7        Plan Not an Employment Contract.........................................       37
                  11.8        Exclusive Benefit of Members and Beneficiaries .........................       37
                  11.9        Headings................................................................       37
                  11.10       Qualified Domestic Relations Orders.....................................       37

        XII       TOP HEAVY PROVISIONS................................................................       39
                  12.1        Definitions.............................................................       39
                  12.2        Top Heavy Determination.................................................       40
                  12.3        General Rule............................................................       42
                  12.4        Vesting Requirements....................................................       42
                  12.5        Minimum Benefits........................................................       42
                  12.6        Maximum Benefits........................................................       43
                  12.7        Transition Rules When Plan Ceases to be Top Heavy ......................       43

       XIII       MULTIEMPLOYER PROVISIONS............................................................       43
                  13.1        Original Company .......................................................       43
                  13.2        Adoption by Other Companies ............................................       44
                  13.3        "Company" Further Defined ..............................................       44
                  13.4        Participation ..........................................................       44
                  13.5        Combined Service .......................................................       44
                  13.6        Administration .........................................................       45
                  13.7        Common Fund ............................................................       45
                  13.8        Amendment of Plan ......................................................       45
                  13.9        Withdrawal Termination .................................................       45
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                                UNIONTOOLS, INC.

                     RETIREMENT PLAN FOR SALARIED EMPLOYEES


                  UnionTools, Inc., successor by merger of The Union Fork and Hoe Company (hereinafter referred to as the Company), hereby adopts the following amended and restated defined benefit pension plan for the exclusive benefit of the Company's eligible Employees and, where applicable, the Designated Beneficiaries of such Employees. It is intended that this Plan, together with the Trust, shall comply with the applicable provisions of the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended. The Plan as amended and restated reflects the elimination of Employee contributions effective as of January 1, 1996. The benefits provided in this Plan, as amended and restated effective January 1, 1996, shall apply only to an Employee who terminates employment with the Company on or after January 1, 1996 and no Employee or any person claiming through an Employee who terminated employment with the Company prior to January 1, 1996 shall have his benefits increased or otherwise altered as a result of this Plan.


                                    ARTICLE I

                                   DEFINITIONS

                  The following words and phrases when used with the initial capital letter throughout this Plan and any subsequent amendment thereof shall have the meanings set forth below unless a different meaning is plainly required by the context. Words in the masculine gender shall connote the feminine gender as well as, and when appropriate, singular nouns may include the plural.

                  "ACTUARIAL EQUIVALENT" or "ACTUARIALLY EQUIVALENT" means, in the case of monthly payments to a retiree or beneficiary, the equivalent value of the normal form of benefit, adjusted for the contingency and guarantee of the optional form elected, using the UP84 Mortality Table (20% Female) and an interest rate of 8%. In the case of a lump sum benefit payment to a terminated or retired Member, actuarial equivalency shall not be less than the benefit determined using: (a) the interest rate on 30-year Treasury securities as of the November 1 preceding the Plan Year that includes the date of distribution; and
(b) the prevailing NAIC standard mortality table.

                  "AFFILIATE" means any other employer which, together with the Company, is a member of a controlled group of corporations or of a commonly controlled trade or business [as defined in Code Sections 414(b) and (c) and as modified by Code Section 415(h)] or of an affiliated service group [as defined in Code Section 414(m)] or other organization described in Code Section 414(o). For purposes of applying any of the provisions of this Plan which impose requirements described in Section 415 of the Code, the phrase "more than 50%" shall be
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substituted for the phrase "more than 80%" each place it appears in Section
1563(a)(1) of the Code.

                  "ANNUITY STARTING DATE" means the first day of the first period for which an amount is paid as an annuity or any other form.

                  "APPROPRIATE REDUCTION PERCENTAGE" means, with respect to a Member who: (i) terminates employment on or before December 31, 1992, 5/9ths of 1% for each of the first 60 months and 5/18ths of 1% for each month more than 60 months that his Benefit Commencement Date precedes his Normal Retirement Date; or (ii) terminates employment on or after January 1, 1993, 4/10ths of 1% for each month that his Benefit Commencement Date precedes his Normal Retirement Date.

                  "BENEFIT COMMENCEMENT DATE" means the date on which a Member's benefit payments commence under the Plan.

                  "CODE" means the Internal Revenue Code of 1986, as may be amended from time to time, and corresponding provisions of future federal internal revenue codes.

                  "COMPANY" means UnionTools, Inc., successor by merger of The Union Fork and Hoe Company (or any corporate successor) and any other Affiliate which adopts the Plan as provided in Article XIII.

                  "CONTRACT" means (i) the Group Annuity Contract or Contracts issued by The Equitable Life Assurance Society of the United States for the Plan; or (ii) any other group annuity contract or contracts that are issued for the Plan.

                  "CONTRIBUTING MEMBER" means an eligible Employee who elected to make Employee contributions under the Plan for periods prior to January 1, 1996, under the terms of the Plan as in effect prior to January 1, 1996.

                  "CONTRIBUTORY PENSION CREDITS ACCRUED" means, with respect to any Contributing Member who terminates employment with the Company prior to his Normal Retirement Date, the aggregate amount determined under Section 5.2(a) based upon such Contributing Member's Years of Contributing Membership to his date of termination.

                  "DESIGNATED BENEFICIARY" means such person (who may be the Member's spouse) or persons, natural or legal, as may be designated by the Member as his beneficiary under the Plan to receive any benefits payable upon the death of the Member under a Non-Qualified Joint and Survivor Annuity or a Term Certain Annuity pursuant to Section 6.6 of Article VI, by written instrument signed by the Member and filed with the Plan Administrator before the Member's death; provided, however, that the Designated Beneficiary of a Member who is married within the meaning of Section 6.5 of Article VI shall be such Member's Eligible Spouse unless such Member's Eligible Spouse consents in writing pursuant to Section 6.2 of

                                       2
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Article VI to the designation of another person and such consent is notarized and provides that such designation may not be changed without such spouse's consent or that such right has been waived by such spouse. Subject to the foregoing, such designation may be revoked or changed (without the consent of any previously appointed Designated Beneficiary) only by written instrument signed by the Member and filed with the Plan Administrator before the earlier of the Member's death or his Benefit Commencement Date. In default of such designation and at any other time when there is no existing Designated Beneficiary designated by the Member, his Designated Beneficiary shall be his Eligible Spouse (or the estate of such Eligible Spouse if such Eligible Spouse does not survive for a sufficient time to receive all benefits payable to such Eligible Spouse on account of the death of the Member) or, if there is no Eligible Spouse, the issue of the Member, then living, per stirpes, or, if there are no living issue, the Member's estate.

                  "EARLY RETIREMENT DATE" means the first day of the month (before a Member's Normal Retirement Date) coinciding with or next following the date such Member retires provided he has both (a) attained age 55; and (b) completed five Years of Vesting Service as of the date of retirement.

                  "EARNINGS" shall mean basic compensation [whether for current services or for back pay described in Section 2.1(b) of Article II] paid to an Employee by the Company, including overtime pay, but excluding incentive pay, bonuses and similar forms of compensation and excluding benefit payments pursuant to the terms of this Plan or any other plan providing retirement benefits. Notwithstanding any provision contained herein, (a) effective for Plan Years beginning after December 31, 1988 and prior to January 1, 1994, Earnings shall not include any amount paid to an Employee during any such Plan Year in excess of $200,000.00 (as increased by regulations issued by the Secretary of the Treasury); and (b) effective for Plan Years beginning on or after January 1, 1994, Earnings shall not include any amount paid to an Employee during any such Plan Year in excess of $150,000.00 [as increased in accordance with applicable provisions of Code Section 401(a)(17)]. For Plan Years prior to January 1, 1997, in determining the Earnings of a Member for purposes of the $200,000 or $150,000 limit, the family aggregation rules of Code Section 414(q)(6) will apply, except in applying such rules, the term "family" will include only the spouse of the Member and any lineal descendants of the Member who have not attained age 19 before the close of the year. If, as a result of the application of such rules, Earnings would exceed the adjusted $200,000 or $150,000 limitation, then (except for purposes of determining the portion of Earnings up to the integration level) the limitation will be prorated among the affected persons in proportion to each such person's Earnings as determined under this paragraph prior to the application of this limitation.

                  "ELIGIBLE SPOUSE" means the person to whom a Member has been legally married throughout the 12-month period ending on the earlier of the Member's Annuity Starting Date or the Member's date of death.

                  "EMPLOYEE" means each person who is in the employ of the Company who is (a) compensated on a salary basis; or (b) is a buyer or a salesman; or (c) is designated by the Company as an administrative or supervisory employee.

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
                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and regulations and rulings issued thereunder.

                  "FINAL AVERAGE MONTHLY EARNINGS" shall mean the highest average monthly Earnings of a Member which can be derived from any period of 60 consecutive calendar months of Membership during the 120 consecutive calendar months immediately prior to such Member's date of retirement, date of other termination of employment or other date on which a computation is made of the Member's accrued benefit. In the event the Member shall not have completed 60 consecutive months of Membership with the Company before any given date, then his Final Average Monthly Earnings shall be determined using the average of his monthly Earnings during his latest period of consecutive calendar months of Membership. For purposes of this definition, two periods of Membership separated exclusively by a period of Company approved leave of absence shall be regarded as consecutive.

                  "HIGHLY-COMPENSATED EMPLOYEE" means any Employee of the Company or an Affiliate who meets any of the following requirements in either the prior or current Plan Year:

                  (a) is a more than 5% owner of the Company or an Affiliate;

                  (b) has $75,000.00 or more in Earnings;

                  (c) has $50,000.00 or more in Earnings and is a member of the top 20% of Employees of the Company, excluding employees described in Section 414(q)(8) of the Code, when ranked on the basis of Earnings paid during the year;

                  (d) is an officer of the Company or an Affiliate [as described in Code Section 416(i)] who has Earnings of more than 50% of the amount in effect under Code Section 415(b)(1)(A) for such year; or

                  (e) is a former Employee who was a Highly-Compensated Employee upon separation from service or was a Highly-Compensated Employee at any time after he attained age 55.

                  In addition, the Earnings paid to any family member [as described in Code Section 414(q)(6)(B)] of a more than 5% owner or of one of the top 10 Employees by Earnings shall be aggregated with the Earnings of such Employee for the purposes of this definition. Notwithstanding the foregoing, an Employee will not be a Highly-Compensated Employee for the current year merely by compensation or officer status unless he is in the top 100 Employees by Earnings. The amounts indicated in (b) and (c) above shall be adjusted for cost-of-living by the Secretary of the Treasury at the same time and in the same manner as under Code Section 415(d).

                  "LATE RETIREMENT DATE" means the first day of the month coincident with or following a Member's actual retirement after his Normal Retirement Date.

                  "MEMBER" means an eligible Employee who satisfies the requirements for membership pursuant to Article III.

                  "MEMBER'S ACCUMULATED CONTRIBUTIONS" shall mean, at any given time, the contributions made to the Plan by a Member plus interest credited thereon at the rate of: (a) 2% per annum compounded annually until December 1, 1976; (b) 5% per annum compounded annually from December 1, 1976 to December 31, 1987; (c) 120% of the Federal mid-term rate (as in effect under Section 1274 for the first month of the Plan Year) compounded annually from January 1, 1988 to the date the determination is made; and (d) the rate which would be used under the Plan under Code Section 417(e)(3) as of the determination date, for the period starting on the determination date and ending on the Member's Normal Retirement Date, less any withdrawals made by, or other payments made to, such Member pursuant to the terms of the Plan. The crediting of interest hereunder shall cease upon the earlier of (i) the date of payment of any or all of such contributions to the Member, his Eligible Spouse, Designated Beneficiary or estate; (ii) the Member's Benefit Commencement Date; or (iii) the Member's Normal Retirement Date.

                  "NON-CONTRIBUTING MEMBER" means an eligible Employee who satisfied the requirements for membership pursuant to Article III prior to January 1, 1996, but who did not timely elect to become a Contributing Member or who was not a Contributing Member on the date of determination prior to January 1, 1996.

                  "NON-HIGHLY-COMPENSATED EMPLOYEE" means any Employee who is not a Highly-Compensated Employee.

                  "NORMAL RETIREMENT DATE" means the first day of the month coinciding with or next following a Member's 65th birthday; provided, however, the right of a Member to his Normal Retirement Benefit shall be nonforfeitable upon attaining his 65th birthday if he is then in the employ of the Company.

                  "PENSION CREDITS ATTRIBUTABLE TO COMPANY CONTRIBUTIONS" means for a Contributing Member, at any date, the difference between the Contributory Pension Credits Accrued on such date and the Pension Credits Attributable to Employee Contributions on such date.

                  "PENSION CREDITS ATTRIBUTABLE TO EMPLOYEE CONTRIBUTIONS" means, at any date prior to Normal Retirement Date, computed in the form of a monthly benefit payable for the life of the Member commencing at Normal Retirement Date, the amount obtained by dividing the number 12 into an amount determined by multiplying 10% by the Member's Accumulated Contributions at the date of the determination with assumed interest on such amount being compounded:

                  (a) for the period ending December 31, 1987, at the rate of 5%;

                  (b) for the period starting January 1, 1988 and ending on the date on which the determination is made, at the rate of 120% of the Federal mid-term rate (as in effect under Section 1274 for the first month of the Plan
Year); and

                  (c) for the period starting on the determination date and ending on the Member's Normal Retirement Date, at the rate which would be used under the Plan under Code Section 417(e)(3) as of the determination date.

                  "PLAN" means the provisions of the UnionTools, Inc. Retirement Plan for Salaried Employees as set forth herein and as may be amended from time to time, which is a continuation of the plan formerly known as The Contributory Retirement Plan of The Union Fork and Hoe Company (the "Predecessor Contributory Plan") and which is the surviving plan of a merger effective January 1, 1984 of the Predecessor Contributory Plan, Basic Pension Plan No. 1 Established By The Union Fork and Hoe Company ("Plan No. 1") and of Basic Pension Plan No.
4 Established By The Union Fork and Hoe Company ("Plan No. 4").

                  "PLAN ADMINISTRATOR" means UnionTools, Inc. in its exercise of discretionary authority and control with respect to the administration and management of the Plan.

                  "PLAN YEAR" means each calendar year.

                  "PRE-1993 FINAL AVERAGE MONTHLY EARNINGS" means the highest average monthly Earnings of a Contributing Member which can be derived from any period of 60 consecutive calendar months of Contributing Membership during 120 consecutive calendar months immediately prior to January 1, 1993. In the event the Contributing Member shall not have completed 60 consecutive months of Contributing Membership as of January 1, 1993, then his Pre-1993 Final Average Monthly Earnings shall be determined using the average of his monthly Earnings during his last period of consecutive calendar months of Contributing Membership ending on that date. For purposes of this definition, two periods of Contributing Membership separated exclusively by a period of Company approved leave of absence shall be regarded as consecutive.

                  "RETIREMENT DATE" means the Member's Normal Retirement Date or, if applicable, Late Retirement Date or Early Retirement Date.

                  "TRUST" means the trust established to hold the assets of the Plan.


                                   ARTICLE II

                                     SERVICE

                  2.1 HOUR OF SERVICE. Hours of Service shall be determined from records maintained by the Company and shall be credited to Employees as follows:

                  (a) Performance of Duties. Each hour for which an Employee is directly or indirectly paid, or entitled to payment by the Company or an Affiliate for the performance of duties. Each such Hour of Service shall be credited to the Employee to the Plan Year in which the duties were performed.

                  (b) Back Pay. Each hour not credited in (a) for which back pay (irrespective of mitigation of damages) has been either awarded or agreed to by the Company or an Affiliate. Each such Hour shall be credited to the Employee to the Plan Year to which the award or agreement for back pay pertains rather than to the Plan Year in which the award, agreement or payment is made.

                  (c) Non-Working Time Pay. Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Company or an Affiliate, irrespective of whether the employment relationship has terminated, on account of a period of time during which no duties are performed due to vacation, holiday, sickness, incapacity, disability, layoff, jury duty, military duty or compensated leave of absence and similar paid periods. Each such Hour of Service shall be credited to the Employee to the Plan Year in which the period during which no duties are performed occurs, on the following basis:

                              (i) Units of Time. If the payments are calculated
                  on the basis of units of time, such as hours, days, weeks or months, the number of Hours of Service to be credited shall be the number of regularly scheduled working hours included in the units of time on the basis of which the payments are calculated. In the case of an Employee without an actual regular work schedule, such Employee shall be deemed to have a regular work schedule of 40 hours per week and 8 hours per workday. Each such Hour of Service shall be credited to the Plan Year in which the period during which no duties are performed occurs, beginning with the first unit of time to which the payment relates.

                              (ii) No Units of Time. If the payments referred to
                  above are not calculated on the basis of units of time (such as a lump sum disability payment for an injury), the number of Hours of Service to be credited shall be equal to the amount of the payment divided by the Employee's most recent hourly rate of compensation before the period during which no duties are performed. If an Employee's compensation is determined on the basis of a fixed rate for specified periods of time (other than hours) such as days, weeks or months, the Employee's hourly rate of compensation shall be his most recent rate of compensation for a specified period of time (other than an hour) divided by the number of hours regularly scheduled for the performance of duties during such period. If the Employee has no regular work schedule, the rate of compensation shall be calculated on the basis of a 40-hour workweek or an 8-hour workday. If the Employee has no fixed rate of payment for specified periods of time, the rate of compensation shall be the lowest hourly rate of compensation paid to employees in the same job classification as that of the Employee. Each such Hour of Service shall be credited to the Plan Year in which the period during which no duties are performed occurs, except that if the period of nonperformance of duties extends beyond one Plan Year, such Hours of Service shall be allocated by the Plan Administrator, in its discretion, between not more than the first two such Plan Years on any reasonable basis which is consistently applied with respect to all employees within the same job classification, reasonably defined.

                              (iii) Exclusions. Notwithstanding the foregoing,

                                         (A) an Employee shall not be credited
                              on account of a period during which no duties are performed with a number of Hours of Service which is greater than the number of hours regularly scheduled for the performance of duties during such period;

                                         (B) in no event shall the number of
                              credited Hours of Service attributable to a single continuous period (whether or not such period involves more than one Plan Year) for which no duties are performed exceed 501 Hours of Service;

                                         (C) an Hour of Service shall not be
                              credited for a payment which reimburses an Employee solely for medical or medically related expenses incurred by the Employee;

                                         (D) an Hour of Service shall not
                              include any hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed if such payment is made or due under a plan maintained solely for the purposes of complying with applicable workers' compensation, unemployment compensation or disability insurance laws.

                  (d) No Duplication. An Employee shall not be credited with an Hour of Service under more than one of paragraphs (a), (b) and (c) above with respect to the same item.

                  (e) Overlapping Payroll Period. In the case of Hours of Service attributable to a payroll period of no more than 31 days which overlaps two Plan Years, all such Hours of Service shall be credited to either the first Plan Year or to the second Plan Year as the Plan Administrator in its discretion may determine on a consistent basis with respect to all employees within the same job classification, reasonably defined.

                  (f) Period of Absence. Each hour for which an Employee is not directly or indirectly paid or entitled to payment by the Company or an Affiliate during a period of absence if such absence is

                              (i) a layoff not in excess of 90 days;

                              (ii) pursuant to a leave of absence granted in
                  writing in advance by the Company or an Affiliate; or

                              (iii) pursuant to the rules of the Company or an
                  Affiliate or required to be treated by law or contract as periods during which employment continues.

The period of time described in any of the preceding clauses shall be referred to herein as a "period of authorized absence."

                  The number of hours to be credited to an Employee under this paragraph (f) for a period of authorized absence will be equal to the number of hours which would have been credited under paragraph (a) of this Section 2.1 if he had performed duties at his customary rate of hours throughout such period of absence; provided, however, that hours will not be credited under this paragraph
(f) unless the person returns to active employment as an Employee within 30 days after the end of such period of authorized absence or, in the case of service in the United States Armed Forces, within the period during which he is legally entitled to reemployment. In no event shall the number of credited Hours of Service attributable to a single continuous period of authorized absence (whether or not such period involves more than one Plan Year) exceed 501 Hours of Service for general purposes under the Plan unless additional hours are required to be credited pursuant to law or contract or pursuant to rules of the Company or an Affiliate; provided, however, that Hours of Service shall continue to be credited under this paragraph (f) during such period of authorized absence beyond such limitation but solely for purposes of determining whether a One-Year Break in Service is incurred. Each such Hour of Service shall be credited to the Plan Year in which the period during which no duties are performed occurs for the reasons set forth in this paragraph (f), except that if the period of nonperformance of duties extends beyond one Plan Year, such Hours of Service shall be allocated by the Plan Administrator, in its discretion, between not more than the first two such Plan Years on any reasonable basis which is consistently applied with respect to all employees within the same job classification, reasonably defined.

                  (g) Maternity and Paternity Absences. If an Employee is absent from work for any period (i) by reason of the pregnancy of such Employee; (ii) by reason of the birth of a child of such Employee; (iii) by reason of the placement of a child with such Employee in connection with the adoption of such child by such Employee; or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement, the Plan shall treat as Hours of Service, solely for purposes of determining whether a Break in Service has occurred, the following hours: (A) the Hours of Service which otherwise would normally have been credited to such Employee but for such absence; or (B) in any case in which the Plan is unable to determine the hours described in clause (A), 8 Hours of Service per day of such absence; provided, however, that for purposes of both clauses (A) and (B), the total number of hours that shall be treated as Hours of Service by reason of any such pregnancy or placement shall not exceed 501 hours. For purposes of the foregoing, the hours described in the preceding sentence shall be treated as Hours of Service (1) only in the Plan Year in which the absence from work begins, if such Employee would be prevented from incurring a Break in Service in such Plan Year solely because the period of absence is treated as Hours of Service in accordance with the foregoing; or (2) in any other case, in the immediately following Plan Year. Notwithstanding the foregoing, however, no credit for Hours of Service shall be given pursuant to the foregoing unless the Employee furnishes to the Plan Administrator such information as the Plan Administrator may reasonably request to establish (I) that the absence from work is for any of the reasons referred to above; and (II) the number of days for which there was such an absence.

                  2.2 YEARS OF CONTRIBUTING MEMBERSHIP. The Years of Contributing Membership of a Contributing Member shall be the sum of full years and months of Contributing Membership [excluding all Years of Contributing Membership forfeited due to a Break in Service in accordance with Section 2.5 or due to a payment of any portion of the Member's Accumulated Contributions in accordance with Section 4.6(a) of Article IV] computed as follows:

                  (a) For Service prior to December 1, 1976. As determined in accordance with the provisions of the Predecessor Contributory Plan as in effect prior to December 1, 1976, a Contributing Member shall be credited with a Year of Contributing Membership for each year of "continuous service" (as defined in the Plan as it was in effect prior to December 1, 1976) as a Member which he had accumulated under the Predecessor Contributory Plan prior to December 1, 1976.

                  (b) For Service prior to January 1, 1984 but after November 30, 1976. As determined in accordance with the provisions of the Predecessor Contributory Plan as in effect prior to January 1, 1984, a Contributing Member shall be credited with a Year of Contributing Membership for each Year of Membership (as defined in the Predecessor Contributory Plan as it was in effect prior to January 1, 1984) as a Member which he had accumulated under the Predecessor Contributory Plan for the period commencing December 1, 1976 and ending December 31, 1983, including credit of 1/12th of a year for membership during the month of December, 1983.

                  (c) For Service on and after January 1, 1984 and before January 1, 1996. A Member shall be credited with one full Year of Contributing Membership for each Plan Year commencing on or after January 1, 1984 but before January 1, 1996, in which he completed 1,000 or more Hours of Service and made any contributions to the Plan in accordance with the provisions of the Plan as in effect prior to January 1, 1996.

                  (d) Years of Contributing Membership shall be computed on the basis of full years and months during which a Member made contributions to the Plan.

                  2.3 YEARS OF MEMBERSHIP. A Member shall be credited with one full Year of Membership for: (a) each Plan Year after December 31, 1995, in which he completes 1,000 or more Hours of Service; and (b) each Year of Contributing Membership in 1993, 1994 and/or 1995. "Years of Membership" shall exclude: (i) service before the individual became a Member; (ii) service which is not required to be taken into account under the Break in Service rules; (iii) any Plan Year in which the Member has less than 1,000 Hours of Service; and (iv) any service during which the Member is not an eligible Employee.

                  2.4 YEARS OF VESTING SERVICE. The Years of Vesting Service of a Member shall be the sum of each year determined as follows:

                  (a) For Service prior to January 1, 1976. As determined in accordance with the provisions of the Predecessor Contributory Plan (or Plan No. 1 or Plan No. 4, whichever may be applicable, in the case of a Non-Contributing Member) as in effect prior to January 1, 1976, an Employee shall be credited with a Year of Vesting Service for each year of credited service or fraction thereof which he had accumulated under the applicable plan as of December 31, 1975.

                  (b) For Service on and after January 1, 1976. An Employee shall also be credited with one Year of Vesting Service for each calendar year commencing on or after January 1, 1976 in which he completes at least 1,000 Hours of Service with the Company or an Affiliate.

                  (c) Years of Vesting Service shall be the sum of all Years of Vesting Service of an Employee excluding all of his Years of Vesting Service forfeited due to a Break in Service in accordance with Section 2.5.

                  2.5 BREAK IN SERVICE.

                  (a) A Member who completes less than 501 Hours of Service during a Plan Year shall incur a One-Year Break in Service.

                  (b) If an Employee incurs a One-Year Break in Service before he is eligible for a Vested Deferred Benefit pursuant to Section 4.5 of Article IV and if the number of consecutive One-Year Breaks in Service equals or exceeds the greater of (i) five; or (ii) his Years of Vesting Service prior to such Break in Service, he shall forfeit for all purposes his Years of Vesting Service credited prior to such Break in Service and his years of benefit accrual service accrued prior to such Break in Service.

                  2.6 RECORDS. Records of the plant in which an Employee claims Hours of Service shall be presumed to be conclusive of the facts concerning his employment or nonemployment unless shown beyond a reasonable doubt to be incorrect.

                                   ARTICLE III

                                   MEMBERSHIP

                  3.1 TIME OF MEMBERSHIP. Every Employee shall become a Member of the Plan on the January 1st coinciding with or next following the three-month anniversary of his date of employment with the Company, provided that on such January 1st he is an Employee. A person in the employ of the Company who is rehired or who transfers to a position such that he first becomes an Employee hereunder upon such transfer shall immediately become a Member of the Plan upon such date of rehire or transfer, provided such person has completed three months of employment with the Company at the date of rehire or transfer.

                  3.2 TRANSFER TO NON-COVERED POSITION. A Member who remains in the employ of the Company but does not remain an Employee for purposes of this Plan shall: (a) continue as a Member and shall continue to be credited with Years of Vesting Service under this Plan for all purposes except accrual of benefits under Section 5.1 and 5.2 so long as he remains in the employ of the Company or an Affiliate; and (b) shall not continue to be credited with Years of Membership.

                  3.3 TRANSFER TO EMPLOYEE POSITION. An Employee who was in the employment of the Company before he became an Employee within the meaning of the Plan shall receive credit for purposes of determining Years of Vesting Service as though he had been an Employee within the meaning of the Plan throughout such period of employment with the Company or an Affiliate; provided, however, Years of Membership shall not be credited for any period during which the Employee was not a Member.


                                   ARTICLE IV

                          ELIGIBILITY FOR PLAN BENEFITS

                  4.1 NORMAL RETIREMENT BENEFIT. When a Member retires at his Normal Retirement Date, he shall be entitled to receive his Normal Retirement Benefit specified in Section 5.3 of Article V, payable in the form as determined under Article VI. The Benefit Commencement Date of a Member who retires at his Normal Retirement Date shall be his Normal Retirement Date.

                  4.2 POSTPONED RETIREMENT BENEFIT. A Member who continues employment after his Normal Retirement Date shall be entitled to receive his Postponed Retirement Benefit specified in Section 5.4 of Article V when he terminates employment, payable in the form as determined under Article VI. The Benefit Commencement Date of a Member who retires after his Normal Retirement Date shall be his Late Retirement Date.

                  4.3 EARLY RETIREMENT BENEFIT. When a Member retires at an Early Retirement Date, he shall be entitled to receive his Early Retirement Benefit specified in Section 5.5 of Article V, payable in the form as determined under Article VI. The Benefit Commencement Date of a Member who retires at an Early Retirement Date shall be his Early Retirement Date.

                  4.4 DEATH BENEFITS BEFORE RETIREMENT.

                  (a) Payment of Accumulated Contributions. If a Member dies while employed by the Company (i) before he completes five Years of Vesting Service; or (ii) after he completes five Years of Vesting Service, but he is not survived by an Eligible Spouse and no other benefit is payable on his behalf from this Plan, then the Member's Accumulated Contributions, if any, at the time of his death shall be payable in the form of a single sum within 90 days of receipt by the Plan Administrator of official notice of the death of such Member. This benefit shall be payable to the Member's Designated Beneficiary.

                  (b) Preretirement Eligible Spouse Death Benefit. A Qualified Preretirement Death Benefit specified in Section 5.12 of Article V shall be payable to a Member's surviving Eligible Spouse if the Member dies before commencement of Normal or Early Retirement Benefits after becoming eligible for a Vested Deferred Benefit under Section 4.5 of Article IV.

                  (c) Term Certain and Life Annuity. Subject to paragraph (b) of
Section 6.2, if a Member who has made an effective election for the Term Certain and Life Annuity dies while employed by the Company after his Normal Retirement Date, his Designated Beneficiary shall be paid benefits in accordance with such election and no Qualified Preretirement Death Benefit shall be paid on behalf of such Member and, subject to Section 5.11 of Article V hereof, no separate payment of such Member's Accumulated Contributions shall be made. Benefits pay able hereunder shall be paid in monthly installments within five years of the Member's date of death in such total amount which is the commuted Actuarial Equivalent value of the term certain payments determined under Section 6.6.

                  (d) Except as provided in this Section 4.4, no benefits under this Plan shall be paid to any person on account of the death of a Member who dies while in the employ of the Company or an Affiliate.

                  4.5 VESTED DEFERRED BENEFIT.

                  (a) If a Member's employment with the Company or an Affiliate is terminated for a reason other than death or retirement and if such termination of employment occurs on or after the Member's completion of five Years of Vesting Service, he shall be entitled to a Vested Deferred Benefit, specified in Section 5.6 of Article V, payable in the form as determined under
Article VI. Unless the Member elects otherwise pursuant to the provisions of paragraph

(b) of this Section 4.5, the Benefit Commencement Date of a Member entitled to a Vested Deferred Benefit shall be his Normal Retirement Date.

                  (b) When a Member who is entitled to a Vested Deferred Benefit under paragraph (a) of this Section 4.5 attains the age of 55 years, he may elect, by written notice to the Plan Administrator, to receive a reduced benefit commencing on the first day of any month designated by him (but no later than his 65th birthday) in the amount determined under the applicable provisions of
Section 5.6, payable in the form as determined under Article VI. The Benefit Commencement Date of a Member who elects to receive his Vested Deferred Benefit after attaining the age of 55 years shall be the first day of the month designated by such Member.

                  (c) A Contributing Member who is entitled to a Vested Deferred Benefit under paragraph (a) of this Section 4.5 upon termination of his employment and is less than age 55 years at the time of termination of employment may elect to withdraw his Accumulated Contributions by delivery of an election to the Plan Administrator at any time prior to attainment of age 55 years by such Member, in which case such Accumulated Contributions shall be returned to him in the form of a single sum within 90 days of receipt of such election by the Plan Administrator and such Contributing Member's Vested Deferred Benefit shall be reduced by the amount of the Pension Credits Attributable to Employee Contributions corresponding to the Accumulated Contributions so withdrawn.

                  (d) If a Contributing Member who is entitled to a Vested Deferred Benefit under paragraph (a) of this Section 4.5 dies before his Benefit Commencement Date, death benefits shall be payable under Section 4.4.

                  4.6 TERMINATION OF EMPLOYMENT BEFORE ELIGIBILITY FOR A VESTED DEFERRED BENEFIT.

                  (a) If a Contributing Member's employment is terminated for a reason other than death or retirement and if such termination of employment occurs prior to the Contributing Member becoming eligible for a Vested Deferred Benefit pursuant to Section 4.5(a) of Article IV ("Terminated Contributing Member"), only his Accumulated Contributions shall be returned to him in the form of a single sum at such date elected by the Member, which shall be no earlier than 60 days following the date of his termination of employment. Such election shall be made by delivery to the Plan Administrator of request for payment and shall be irrevocable. Upon payment of any part of the Terminated Contributing Member's Accumulated Contributions, he shall thereupon forfeit for all purposes of the Plan thereafter his Years of Contributing Membership credited to the date of termination of employment; provided, however, subject to the forfeiture rules of Section 2.5 of Article II, if such Terminated Contributing Member (i) is reemployed by the Company or an Affiliate; (ii) again becomes a Member; and (iii) repays to the Plan the amount paid out to him under this Section 4.6 plus interest thereon at the rate of 5% per annum, compounded annually, within five years from the date he again becomes a Member under the Plan, then his Years of Contributing Membership to the date of termination shall be thereupon reinstated to his credit.

                  (b) If a Terminated Contributing Member dies and has Accumulated Contributions to his credit in the Plan, the amount of such Member's Accumulated Contributions then held by the Plan shall be paid in a single sum within 90 days of receipt by the Plan Administrator of official notice of the death of such Member to his Designated Beneficiary.

                  (c) Except as may be provided in the foregoing paragraphs (a) and (b) of this Section 4.6, if a Member's employment is terminated for any reason other than death or retirement and if such termination of employment occurs prior to the Member becoming eligible for a Vested Deferred Benefit pursuant to Section 4.5(a) of Article IV, the Member or anyone claiming through the Member shall not be entitled to any benefits under the Plan.


                                    ARTICLE V

                                    BENEFITS

                  5.1 BENEFIT ACCRUAL. For Members who terminate employment with the Company on or after January 1, 1993, the amount of monthly benefits computed in the form of a Life Annuity, described in Section 6.4 of Article VI, commencing on Normal Retirement Date shall be:

                  (a) 2.25% of the Member's Final Average Monthly Earnings multiplied by the lesser of twenty-five (25) or the total number of such Member's Years of Membership occurring after December 31, 1992; plus

                  (b) for Members who were Contributing Members before January 1, 1993, the amount accrued for periods as a Contributing Member before January 1, 1993, under Section 5.2(a); plus

                  (c) for Members who were Non-Contributing Members before January 1, 1996, the amount accrued for periods as a Non-Contributing Member before January 1, 1996, under Section 5.2(b).

                  Notwithstanding any other provisions of this Plan, each
Section 401(a)(17) Member's (as hereinafter defined) accrued benefit under this Plan will be the sum of: (i) such Member's accrued benefit as of December 31, 1993, frozen in accordance with Section 1.401(a)(4)-13 of the Department of Treasury Regulations; and (ii) such Member's accrued benefit determined under the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to such Member's years of service credited to such Member for Plan Years beginning on or after January 1, 1994, for purposes of benefit accruals. As used in this Section, a "Section 401(a)(17) Member" means a Member whose current accrued benefit as of a date on or after January 1, 1994 is based on Earnings for a year beginning prior to January 1, 1994 that exceed $150,000.00.

                  5.2 BENEFIT ACCRUAL BEFORE JANUARY 1, 1993, AND 1996. For Members who terminate employment with the Company on or after January 1, 1989, the amount of monthly benefits computed in the form of a Life Annuity, described in Section 6.6 of Article VI, commencing on Normal Retirement Date shall be computed under paragraph (a) or (b) of this Section 5.2, whichever shall be applicable.

                  (a) Contributing Member. If the Member was a Contributing Member before January 1, 1993:

                              (i) 39% of the Contributing Member's Pre-1993
                  Final Average Monthly Earnings up to $750.00 plus 48% of his Pre-1993 Final Average Monthly Earnings in excess of $750.00 multiplied by a fraction, the numerator of which is the total number of such Contributing Member's Years of Contributing Membership as of December 31, 1992, and the denominator of which is the greater of fifteen (15) or the number of Years of Contributing Membership which the Contributing Member would complete if he continued as a Contributing Member until his Normal Retirement Date (but in no event shall such fraction exceed 1.0); plus

                              (ii) the number obtained by multiplying 2% by the
                  Contributing Member's actual contributions, if any, to the Predecessor Contributory Plan through November 30, 1979; plus

                              (iii) the amount of any "Past Service" benefit
                  (that is relating to service before January 1, 1951) to which the Contributing Member was entitled on November 30, 1979 pursuant to the terms of the Predecessor Contributory Plan in effect on that date.

                  A Contributing Member who terminated his contributions under the Plan for any reason other than termination of status as an Employee or approved leave of absence as provided in Section 7.2(c) shall have his Contributory Pension Credits Accrued under the Plan finally determined as if he had then terminated employment. If at the time he terminated his contributions the Member has five or more Years of Contributing Membership, then his Accumu-lated Contributions shall be held by the Plan and paid as part of his benefit computed under this Section. If at the time he had less than five Years of Contributing Membership, then the Member may elect in a writing delivered to the Plan Administrator at any time thereafter to withdraw his Accumulated Contributions to the date of their termination and thereupon he shall forfeit all of his Contributory Pension Credits Accrued.

                  Anything contained in the Plan to the contrary notwithstanding, the amount of normal monthly retirement benefit of a Contributing Member shall not be less than (1) the Contributing Member's normal monthly retirement benefit accrued to November 30, 1979 under the terms of the Predecessor Contributory Plan in effect on that date; or (2) the Contributing

Member's Contributory Pension Credits Accrued hereunder at any time after he has completed five Years of Vesting Service; or (3) the amount determined by multiplying the Appropriate Dollar Amount [as defined in 5.2(b) below] by the sum of such Member's Years of Vesting Service plus the Actuarial Equivalent of his Accumulated Contributions as of the date of the computation.

                  (b) Non-Contributing Member; Former Contributing Member. If a Member was a Non-Contributing Member on December 31, 1995 (or the date of an earlier computation), such amount shall be determined by multiplying the Appropriate Dollar Amount (as hereinafter defined) by the sum of such Member's Years of Vesting Service before January 1, 1996. If a Member is a Non-Contributing Member at the date of computation but was a Contributing Member in the past, such amount shall be determined as the greater of (i) the amount determined by multiplying the Appropriate Dollar Amount by the sum of such Member's Years of Vesting Service before January 1, 1996, plus the Actuarial Equivalent of his Accumulated Contributions standing to his credit on that date; and (ii) his Contributory Pension Credits Accrued to the date his status as a Contributing Member ceased plus the amount determined by multiplying the Appropriate Dollar Amount by the sum of such Member's Years of Vesting Service computed only to include Plan Years which commence: (A) after the year in which his status as a Contributing Member ceased; and (B) before January 1, 1996, minus the Actuarial Equivalent of the amount of his Accumulated Contributions which may have been paid to him from the Plan. As used in this Section 5.2(b) and in Section 5.2(a), the term "Appropriate Dollar Amount" means (A) with respect to any Member who terminates employment on or before December 31, 1990, $9.25; and (B) with respect to any Member who terminates employment on or after January 1, 1991, $12.00.

                  5.3 AMOUNT OF NORMAL RETIREMENT BENEFIT. A Member's Normal Retirement Benefit shall be the amount determined in either (a) or (b), whichever is applicable.

                  (a) A Member who retires and elects to receive his benefit in the Life Annuity form, described in Section 6.6(a) of Article VI, shall receive a monthly benefit equal to the total amount of monthly benefit determined under
Section 5.1.

                  (b) A Member who retires and elects to receive his benefit in a form of annuity other than the Life Annuity form shall receive a monthly benefit in an amount Actuarially Equivalent to the Life Annuity amount under
Section 5.1.

                  5.4 AMOUNT OF POSTPONED RETIREMENT BENEFIT. A Member's Postponed Retirement Benefit shall be equal to the greater of (a) the increased amount Actuarially Equivalent on his Benefit Commencement Date to the amount of his Normal Retirement Benefit determined as of his Normal Retirement Date under
Section 5.1; and (b) the amount of monthly benefit determined under Section 5.1 (and adjusted in accordance with Section 5.3 if the Member retires on a form of annuity other than the Life Annuity) as of such Member's Late Retirement Date.

                  5.5 AMOUNT OF EARLY RETIREMENT BENEFIT.

                  (a) The monthly amount of Early Retirement Benefit, in the Life Annuity form, of a Member who retires at an Early Retirement Date shall be equal to his benefit determined at the time of his retirement under Section 5.1, reduced by the Appropriate Reduction Percentage.

                  (b) The monthly amount of a Member's Early Retirement Benefit in a form other than the Life Annuity form shall be the Actuarial Equivalent of the amount determined under this Section.

                  5.6 AMOUNT OF VESTED DEFERRED BENEFIT.

                  (a) A Member's monthly Vested Deferred Benefit in the Life Annuity form commencing at his Normal Retirement Date shall, subject to the provisions of Section 4.5(c) of Article IV, be equal to the benefit accrued to the date of his termination in accordance with Section 5.1. If such Member elects pursuant to Section 4.5(b) of Article IV to receive his Vested Deferred Benefit prior to his Normal Retirement Date, the amount determined under the preceding sentence shall be reduced by the Appropriate Reduction Percentage.

                  (b) The monthly amount of a Member's Vested Deferred Benefit in a form other than the Life Annuity form shall be the Actuarial Equivalent of the amount determined under this Section.

                  5.7 MAXIMUM AMOUNT OF BENEFIT.

                  (a) For purposes of this Section 5.7 and Section 5.8, the following terms shall have the meanings prescribed herein:

                              (i) "Annual Benefit" shall mean a retirement
                  benefit under the Plan which is payable annually in the form of a straight life annuity. Except as provided below, a benefit payable in a form other than a straight life annuity must be adjusted to an Actuarially Equivalent straight life annuity before applying the limitations of this section. The interest rate assumption used to determine Actuarial Equivalence will be the greater of the interest rate specified in the Plan or 5%. The Annual Benefit does not include any benefits attributable to Member contributions or rollover contributions or the assets transferred from a qualified plan that was not maintained by the Company. No actuarial adjustment to the benefit is required for (A) the value of a Qualified Joint and Survivor Annuity; (B) the value of benefits that are not directly related to retirement benefits; and (C) the value of postretirement cost-of-living increases made in accordance with Section 415(d) of the Code and Section 1.415-3(c)(2)(iii) of regulations promulgated by the Secretary of Treasury.

                              (ii) "Average Compensation" shall mean a Member's
                  highest Average Compensation from the Company over a period of three consecutive calendar years. If a Member is employed for less than three calendar years, his Average Compensation shall be his Average Compensation over his calendar years of employment. Average Compensation shall include bonus payments and other taxable remuneration.

                              (iii) "Compensation" shall mean compensation as
                  defined in Treasury Regulation Section 1.415-2(d) and shall include wages, salaries, fees for professional services, percentage of profits, earned income in the case of a self-employed Member, disability payments under Code Section 105(d), paid or reimbursed moving expenses to the extent not deductible by the Member, medical reimbursement items and the value of a non-qualified stock option to the extent includable in an Employee's gross income upon making the election under Code Section 83(b). Specifically excluded are salary deferral contributions that are not included in the Participant's gross income for the year of contribution, distributions from most deferred compensation plans, amounts realized from the sale of a non-qualified stock option plan or from the sale, exchange or other disposition of stock acquired under a qualified stock option plan and most amounts which receive special tax benefits.

                              (iv) "Limitation Year" shall mean the Plan Year.
                  If the Limitation Year is amended to a different 12-consecutive-month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

                              (v) "Projected Annual Benefit" shall mean the
                  Annual Benefit to which the Member would be entitled under all Company sponsored defined benefit plans, assuming that the Member continues employment until his Normal Retirement Date, that the Member's Earnings continue until his Normal Retirement Date at the rate in effect during the current calendar year and that all other factors relevant for determining benefits under the plans remain constant at the level in effect during the current calendar year.

                              (vi) "Social Security Retirement Age" shall mean,
                  in the case of a Member attaining age 62 before January 1, 2000, age 65; in the case of a Member attaining age 62 after December 31, 1999 and before January 1, 2017, age 66; in the case of a Member attaining age 62 after December 31, 2016, age 67.

                              (vii) "Year of Participation" shall mean each
                  accrual computation period under the Plan in which a Member is
                  (A) credited with 1,000 Hours of Service; and (B) is included as a Member under the eligibility provisions of the Plan for at least one day of the accrual computation period. If these two conditions are met, the portion of a Year of Participation credited to the Member shall equal the amount of benefit accrual service credited to the Member for such accrual computation period. A Member who is Totally and Permanently Disabled within the meaning of
                  Section 415(c)(3)(C)(i) of the Code for an accrual computation period shall receive a Year of Participation with respect to that period. In addition, for a Member to receive a Year of Participation (or part thereof) for an accrual computation period, the Plan must be established no later than the last day of such accrual computation period. In no event will more than one Year of Participation be credited for any 12-month period.

                  (b) Subject to the remaining provisions of this Section, this Plan, when aggregated with the benefits from any other defined benefit plan ever maintained by the Company or an Affiliate (whether or not terminated), shall not provide Annual Benefits which exceed the lesser of $90,000.00 or 100% of a Member's Average Compensation. This limitation shall be hereinafter referred to as the "Maximum Annual Benefit." The Maximum Annual Benefit shall be increased by cost-of-living increases published in regulations by the Secretary of the Treasury. Any adjustments made as a result of this paragraph (b) shall not be effective prior to the first day of the calendar year for which the increase is effective as prescribed by the regulations.

                  (c) Subject to the remaining provisions of this Section, if the Annual Benefit payable from this Plan or from this Plan and any other defined benefit plan maintained by the Company to a Member does not exceed $1,000.00 multiplied by the Member's Years of Vesting Service (or parts thereof) (not to exceed 10), the adjustment to the Annual Benefit in paragraph (b) above shall not be required, provided that the Member has never been covered by a defined contribution plan, a welfare plan as defined in Section 419(e) of the Code or an individual medical account as defined in Section 415(l)(2) of the Code, maintained by the Company.

                  (d) If the Member has less than 10 Years of Participation with the Company, the defined benefit dollar limitation described in paragraph (b) shall be reduced by 1/10th for each Year of Participation (or part thereof) less than 10. To the extent provided in regulations or in other guidance issued by the Internal Revenue Service, the preceding sentence shall be applied separately with respect to each change in the benefit structure of the Plan.

                  (e) If the Member has less than 10 Years of Vesting Service with the Company, the compensation limitation described in paragraph (b) shall be reduced by 1/10th for each Year of Vesting Service (or part thereof) less than 10. The adjustments of this paragraph shall be applied in the denominator of the defined benefit fraction based upon Years of Vesting Service. Years of Vesting Service shall include future years occurring before the Member's Normal Retirement Date. Such future years shall include the year which contains the date the Member reaches age 65, only if it can be reasonably anticipated that the Member will receive a Year of Vesting Service for such year.

                  (f) If the Annual Benefit of a Member commences prior to age 62, the defined benefit dollar limitation shall be the Actuarial Equivalent of an Annual Benefit beginning at age 62, as determined above, reduced for each month by which benefits commence before the month in which the Member attains age 62. To determine Actuarial Equivalence, the interest rate assumption is the greater of the rate specified in the Plan or 5%. Any decrease in the defined benefit dollar limitation determined in accordance with this provision shall not reflect the mortality decrement to the extent that benefits will not be forfeited upon the death of the Member.

                  (g) If the Annual Benefit of the Member commences before the Member's Social Security Retirement Age, but on or after age 62, the defined benefit dollar limitation as reduced above, if necessary, shall be determined as follows:

                              (i) If a Member's Social Security Retirement Age
                  is 65, the dollar limitation for benefits, commencing on or after age 62, is determined by reducing the defined benefit dollar limitation by 5/9ths of 1% for each month by which benefits commence before the month in which the Member attains age 65.

                              (ii) If a Member's Social Security Retirement Age
                  is greater than 65, the dollar limitation for benefits, commencing on or after age 62, is determined by reducing the defined benefit dollar limitation by 5/9ths of 1% for each of the first 36 months and 5/12ths of 1% for each of the additional months (up to 24 months) by which benefits commence before the month of the Member's Social Security Retirement Age.

                  (h) If the Annual Benefit of a Member commences after the Member's Social Security Retirement Age, the defined benefit dollar limitation as reduced in paragraph (d) above, if necessary, shall be adjusted so that it is the Actuarial Equivalent of an Annual Benefit of such dollar limitation beginning at the Member's Social Security Retirement Age. To determine Actuarial Equivalence, the interest rate assumption used is the lesser of the rate specified in the Plan or 5%.

                  (i) If a Member has at any time participated in any defined contribution plan maintained by the Company or any Affiliate, then the Annual Benefit payable to such Member shall be reduced to the extent necessary so that the sum of such Member's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction shall not exceed 1.0. The limitation imposed by the preceding sentence shall be applied without taking into account any contribution which the trustee is required to return to such Member pursuant to Section 5.8. For purposes of this clause (i), (i) a Member's "Defined Contribution Plan Fraction" for a Limitation Year shall be a fraction, the numerator of which is the sum of such Member's Annual Additions, as defined in Section 5.8, for such Limitation Year, and the denominator of which is the amount determined pursuant to Section 5.8(a)(ii)(A); and (ii) a Member's Defined Benefit Plan Fraction shall be deter-mined in accordance with Section 5.8(b)(ii).

                  5.8 LIMITATIONS ON MEMBER CONTRIBUTIONS. For purposes of
Section 415 of the Code, contributions made by Contributing Members are considered to be a separate defined contribution plan maintained by the Company (the "Subplan"). The following limitations shall apply to the Subplan:

                  (a) With respect to the Subplan, for any Limitation Year, the Annual Addition, as defined below, of any Member shall not exceed the lesser of
(i) and (ii), where

                              (i) an amount is equal to the lesser of (A) 25% of
                  the Member's Compensation for such Limitation Year; and (B) $30,000.00 (or if greater, one fourth of the defined benefit limitation set forth in Section 415(b)(1)(A) of the Code); and

                              (ii) the amount results from the following steps:

                                         (A) determine the amount which is the
                              sum of the lesser of the following amounts determined for such Limitation Year and for each prior Limitation Year during such Member's Years of Service:

                                                   (1) the product of 1.25
                                         multiplied by the dollar limitation in
                                         effect under Section 415(c)(1)(A) of
                                         the Code for such Limitation Year; and

                                                   (2) the product of 1.4
                                         multiplied by 25% of the amount which
                                         may be taken into account under Section
                                         415(c)(1)(B) of the Code with respect
                                         to such Member for such Limitation
                                         Year;

                                         (B) multiply the result in step (A),
                              above, by one minus the Defined Benefit Plan
                              Fraction, as defined below:

                                         (C) subtract the sum of such Member's
                              Annual Additions for all prior Limitation Years from the result in step (B), above.

                  (b) For purposes of this Section 5.8 and Section 5.9, the following terms have the definitions set forth below:

                              (i) "Annual Addition" means for any Limitation
                  Year

                                         (A) any of a Member's own contributions
                              under the Subplan or any other defined
                              contribution or defined benefit plan for the Member maintained by the Company or any Affiliate plus

                                         (B) any forfeitures allocated to the
                              Member's accounts under such plans plus


                                         (C) contributions made by the Company
                              or any Affiliate under the Subplan or any other defined contribution plan maintained by the Company or any Affiliate for the Member.

                                         (D) Amounts allocated after March 31,
                              1984 to an individual medical account, as defined in Code Section 415(l)(2), which is part of a pension or annuity plan maintained by the Company or an Affiliate; and

                                         (E) Amounts derived from contributions
                              paid or accrued after December 31, 1985 in taxable years ending after such date which are attributable to postretirement medical benefits allocated to the separate account of a key employee (as defined in Section 416(i) of the Code) under a welfare benefit fund (as defined in
                              Section 419(e) of the Code) maintained by the Company or an Affiliate.

                              (ii) "Defined Benefit Plan Fraction" means a
                  fraction, the numerator of which is the Member's Projected Annual Benefit payable under any defined benefit plan maintained by the Company or any Affiliate, and the denominator of which is the lesser of (A) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such limitation year; or (B) the product of 1.4 multiplied by the amount which may be taken into account under Section 415(b)(1)(B) of the Code with respect to such Member under such plan for such Limitation Year; provided, however, that if a Member has not completed 10 Years of Service for purposes of such defined benefit plan, such denominator shall be multiplied by a fraction, the numerator of which is such Member's Years of Service and the denominator of which is 10.

                  (c) If the Annual Addition limitation set forth in Section 5.6(a) is exceeded with respect to any Member by reason of the allocation of forfeitures, a reasonable error in estimating a Member's annual compensation or other limited facts and circumstances which the Commissioner of Internal Revenue finds justify the availability of the procedure described in this Section 5.8(c), the trustee shall return to such Member such portion or all of such Member's contribution to the Subplan until such Annual Addition limitation is not exceeded.

                  5.9 SMALL BENEFIT PAYMENTS. The Company may cause a benefit of $20.00 per month or less to be paid at such intervals as will make the payments amount to at least $20.00 each.

                  5.10 BENEFITS UPON REEMPLOYMENT OF A MEMBER.

                  (a) Suspension of Payments. Anything in this Plan to the contrary notwithstanding, benefit payments shall be suspended on the date of rehire of a former Employee by the Company or an Affiliate, provided that if the Member is rehired after his Normal Retirement Date, the benefit payment to such Member shall be suspended for a month only if he works for the Company or an Affiliate during eight or more days during the month and is given notice of the suspension of benefit payments in accordance with applicable regulations issued by the United States Department of Labor.

                  (b) Benefit Computation after Reemployment. The benefits payable to a reemployed Member upon his subsequent retirement or termination of employment shall be in an amount as determined under whichever sections of this
Article V shall apply at that time, based upon the total number of his Years of Membership and Years of Vesting Service. However, if such an Employee's previous retirement benefits were paid in the form of an Early Retirement Benefit or a Vested Deferred Benefit prior to his Normal Retirement Date, or if the Employee withdrew or was otherwise paid any of his Accumulated Contributions and did not repay them pursuant to the procedures of paragraph (a) of Section 4.6, then the amount of monthly benefit payable upon his subsequent termination shall be reduced by the Actuarial Equivalent of the total amount of such benefits and/or withdrawals previously paid to him.

                  5.11 BENEFIT PAYMENTS TO BE NO LESS THAN MEMBER'S ACCUMULATED CONTRIBUTIONS. In no event shall the total amount of payments from the Plan made to a Member and/or his Eligible Spouse, Designated Beneficiary, joint annuitant or his estate be less than the total amount of such Member's Accumulated Contributions, if any, to the earlier of (a) the date of his death; or (b) his Benefit Commencement Date. Upon the later death of (i) the Member; and (ii) in the case of benefits payable other than in the form of a Life Annuity, his Eligible Spouse or joint annuitant or other Designated Beneficiary, as the case may be, the amount, if any, by which such Member's Accumulated Contributions to the earlier of the date of his death or his Benefit Commencement Date exceeds total payments made to the Member, and/or his Eligible Spouse, joint annuitant, Designated Beneficiary or his estate, shall be paid to the Member's estate in a lump sum.

                  5.12 AMOUNT OF QUALIFIED PRERETIREMENT DEATH BENEFIT. The Qualified Preretirement Death Benefit payable to an Eligible Spouse of a Member with respect to whom such a benefit is payable under Section 4.4(b) of Article IV shall be equal to

                  (a) in the case of a Member who dies while in the employ of the Company after becoming eligible for a Vested Deferred Benefit under Section
4.5 of Article IV and after the earliest date on which he could have elected to receive retirement benefits under the Plan (the "Earliest Retirement Date"), but before his Normal Retirement Date, the amounts which would have been payable to such Eligible Spouse as a survivor annuity under the Qualified Joint and Survivor Annuity had such Member retired with an immediate Qualified Joint and Survivor Annuity on the day before his death;

                  (b) in the case of a Member who dies after terminating employment with the Company after becoming eligible for a Vested Deferred Benefit under Section 4.5 of Article IV and after the Earliest Retirement Date, but before benefit payments have commenced and before his Normal Retirement Date, the amounts which would have been payable to such Eligible Spouse as a survivor annuity under the Qualified Joint and Survivor Annuity had such Member elected an Early Retirement Benefit commencing in the month of such Member's death;

                  (c) in the case of a Member who dies while in the employ of the Company after becoming eligible for a Vested Deferred Benefit under Section
4.5 of Article IV, but before the Earliest Retirement Date, the amounts which would have been payable to such Eligible Spouse as a survivor annuity under the Qualified Joint and Survivor Annuity, had such Member terminated employment on the date of his death, survived until the Earliest Retirement Date, retired with an immediate Qualified Joint and Survivor Annuity at the Earliest Retirement Date and died on the day after the Earliest Retirement Date;

                  (d) in the case of a Member who dies after terminating employment with the Company after becoming eligible for a Vested Deferred Benefit under Section 4.5 of Article IV, but before the Earliest Retirement Date, the amounts which would have been payable to such Eligible Spouse as a survivor annuity under the Qualified Joint and Survivor Annuity, had such Member survived until the Earliest Retirement Date, received at his Normal Retirement Date a Qualified Joint and Survivor Annuity and died on the day after the Earliest Retirement Date; and

                  (e) in the case of a Member who dies while in the employ of the Company after his Normal Retirement Date, the amounts which would have been payable to such Eligible Spouse as a survivor annuity under the Qualified Joint and Survivor Annuity, had such Member retired with an immediate Qualified Joint and Survivor Annuity on the day before his death.

                  For purposes of this Section, the earliest period for which such Eligible Spouse may receive a payment under the Qualified Preretirement Death Benefit shall not be later than the month in which such Member would have attained the Earliest Retirement Date; provided, however, that such Eligible Spouse may elect, on a form provided by the Plan Administrator, to defer commencement of the Qualified Preretirement Death Benefit, subject to the provisions of Section 6.9 of Article VI.


                                   ARTICLE VI

                       METHOD AND MODE OF BENEFIT PAYMENTS

                  6.1 QUALIFIED JOINT AND SURVIVOR ANNUITY. The accrued benefit of a married Member who is eligible for benefits in accordance with Articles IV and V hereof shall be used to purchase a single premium annuity or to make distributions hereunder having the effect of an annuity (a "Qualified Joint and Survivor Annuity") (a) for the life of such Member with a survivor annuity for the life of his Eligible Spouse which is equal to 50% of the amount of the annuity which is payable during the joint lives of such Member and his Eligible Spouse; and (b) which is the Actuarial Equivalent of the normal form of retirement benefit under Section 5.3(a) or (b) of Article V. The preceding paragraph shall apply to a Member who has been married for less than 12 months on his Annuity Starting Date, except that, if the Member does not remain married for at least one year: (i) the Member's spouse loses the survivor annuity under the Qualified Joint and Survivor Annuity; and (ii) the amount paid to the Member shall not be retroactively corrected.

                  6.2 ELECTIONS.

                  (a) Each Member may elect at any time during the Applicable Election Period (as hereinafter defined) to waive the Qualified Joint and Survivor Annuity form of benefit. Any such election made by a Member may be revoked at any time during the Applicable Election Period. For purposes of this Section, the term "Applicable Election Period" means the time period which is not less than 30 days nor more than 90 days prior to the Annuity Starting Date.

                  (b) No election may be made by a Member pursuant to Section 6.2(a) hereof unless (i) his spouse consents in writing to such election; (ii) the election designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designations by the Member without any further spousal consent); (iii) the consent acknowledges the effect of such election; and (iv) the consent is witnessed by a notary public. If it is established to the satisfaction of a Plan representative that there is no spouse or that the spouse cannot be located, a waiver will be deemed to satisfy the requirements of this paragraph. Any consent by a spouse obtained under this provision (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the Member without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Member without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Member has received notice as provided in either paragraph
(d) or (e).

                  (c) If an effective waiver and any required consent are filed by a Member with the Plan Administrator with respect to a Qualified Joint and Survivor Annuity form of benefit in accordance with the preceding provisions of this section, his benefits will be paid in accordance with such waiver in the form of benefit such Member elects under Section 6.6. If such Member subsequently files a timely revocation of a waiver described in this Section 6.2, such Member shall be treated under Section 6.1 as if such waiver had never been filed.

                  (d) In the case of a Qualified Joint and Survivor Annuity, the Plan Administrator shall, within the Applicable Election Period, provide each Member a written explanation of (i) the terms and conditions of a Qualified Joint and Survivor Annuity; (ii) the

Member's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (iii) the rights of a Member's spouse; (iv) the right to make and the effect of a revocation of a previous election to waive the Qualified Joint and Survivor Annuity; and (v) the relative values of the various optional forms of benefit under the Plan.

                  (e) The Qualified Preretirement Survivor Annuity is fully subsidized. The Qualified Preretirement Survivor Annuity cannot be waived and another beneficiary cannot be selected.

                  6.3 CASH OUT OF CERTAIN SMALL BENEFITS. Notwithstanding Sections 6.1 and 6.6, if a Member is eligible for benefits or has terminated employment and the Actuarial Equivalent of a Member's accrued benefit is $3,500 or less (as of the current and any prior distribution), then the Member (or if the Member dies prior to retirement, the Member's surviving spouse) shall receive a lump sum payment of the Actuarial Equivalent of his accrued benefit and no other retirement or death benefit shall be paid. Any lump sum payment shall be paid in accordance with Section 6.4.

                  6.4 ELECTIVE ROLLOVERS. A Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have all or any portion of an lump sum distribution (except to the extent such distribution is required under Section 401(a)(9) of the Code) paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. For purposes of this Section:

                  (a) An "Eligible Retirement Plan" is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a) or a qualified trust described in Code Section 401(a) that accepts the Distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the Member's surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                  (b) A "Distributee" includes an Employee or former Employee. In addition, the Member's surviving spouse is a Distributee with regard to the interest of the spouse.

                  (c) A "Direct Rollover" is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

                  6.5 DETERMINATION OF MARITAL STATUS. No provision in the Plan relating to the distribution of benefits in the form of a Qualified Joint and Survivor Annuity or in the form of a Qualified Preretirement Death Benefit shall be applicable to a Member and his spouse unless such spouse is an Eligible Spouse (as defined in Article I).

                  6.6 METHODS AND MODES OF DISTRIBUTION. With respect to a Member who is not married within the meaning of Section 6.5, and to a married Member whose benefit is not required to be paid pursuant to Section 6.1, such Member shall have the right to elect to receive his benefit then held hereunder in any one of the optional forms set forth in this Section. Any optional form of benefit under this Section shall be the Actuarial Equivalent of the pension payment which it replaces.

                  (a) Life Annuity. A monthly pension which shall commence and be paid to the Member on the same days his pension payments would have been made to him had he not elected this option, the last monthly payment to be made on the first day of the month in which the Member dies.

                  (b) Non-Qualified Joint and Survivor Annuity. An annuity, payable monthly, during the lifetime of the Member and following his death a percentage as selected by the Member (not to exceed 100%) of such monthly benefit payable to his surviving joint annuitant for the joint annuitant's lifetime. Subject to paragraph (d) of this Section, if a Member who has elected the Non-Qualified Joint and Survivor Annuity form dies while employed by the Company after his Normal Retirement Date, his surviving joint annuitant shall receive the survivor portion of such form commencing on the first day of the month next following such Member's date of death.

                  (c) Term Certain Annuity. An annuity, payable monthly during the lifetime of the Member and in the event of the Member's death prior to the end of the term certain (which shall be designated by the Member) monthly payments shall be continued to the Designated Beneficiary in the same amount as was paid to the Member until the end of the term certain. The term certain shall be designated by the Member under paragraph (d) hereof.

                  (d) Subject to Section 6.2 of Article VI, election of the Non-Qualified Joint and Survivor Annuity or a Term Certain Annuity must be made in writing on forms provided by the Plan Administrator at any time prior to the applicable Benefit Commencement Date; provided, however, if made within the six-month period immediately prior to such Benefit Commencement Date, evidence satisfactory to the Plan Administrator of the Employee's (or former Employee's) good health at the time of filing the election will be required for the election to be effective. An election of the Non-Qualified Joint and Survivor Annuity must state the percentage of the Member's benefit to be payable to his Designated Beneficiary and proof satisfactory to the Plan Administrator of the age of the Designated Beneficiary must be furnished to the Plan Administrator at the time of filing the election. The election must state the percentage of the Member's benefit to be payable to his joint annuitant. The Member's benefit under this Non-Qualified Joint and Survivor Annuity form shall not be less than 51% of his benefit under the Life Annuity form, unless the Designated Beneficiary is the Eligible Spouse of the Member. An election of the Term Certain Annuity must state the number of months payment shall be certain under the Annuity. The election under this Section may be revoked by the Member at any time prior to his Benefit Commencement Date.

                  6.7 NON-MARRIED MEMBER. A Member who is not married to an Eligible Spouse at his Benefit Commencement Date shall receive his benefits in the Life Annuity form under Section 6.6 unless, subject to the conditions and restrictions of paragraph (d) of Section

6.6, he elects the Non-Qualified Joint and Survivor Annuity or Term Certain Annuity under Section 6.6.

                  6.8 DISTRIBUTION. Unless the Member elects otherwise, the payment of benefits shall begin no later than 60 days after the latest of the close of the Plan Year in which (a) the Member attains his Normal Retirement Date; (b) occurs the tenth anniversary of the year in which the Member commenced participation in the Plan; or (c) the Member terminates service with the Company. Notwithstanding the foregoing, the failure of a Member to consent to a distribution while a benefit is immediately distributable shall be deemed to be an election to defer commencement of the payment of any benefit sufficient to satisfy this Section.

                  6.9 LIMITATION ON BENEFIT PAYMENTS.

                  (a) Notwithstanding any provision of the Plan which may be to the contrary, distribution of a Member's benefit shall commence no later than April 1 of the calendar year following the calendar year in which such Member attains age 70 1/2.

                  (b) Notwithstanding any provision of the Plan which may be to the contrary, unless distributed as a lump sum, distribution of a Member's benefit must be made in one of the following forms:

                              (i) over the life of such Member;

                              (ii) over the lives of such Member and his
                  Designated Beneficiary;

                              (iii) over a period not extending beyond the life
                  expectancy of such Member; or

                              (iv) over a period not extending beyond the life
                  expectancy of such Member and his Designated Beneficiary.

For purposes of this Article VI, the life expectancy of such Member and his Designated Beneficiary may be redetermined as often as permitted by Section 401(a)(9) of the Code.

                  (c) Notwithstanding any provision of the Plan which may be to the contrary,

                              (i) if (A) distribution of Member's benefit has
                  begun; (B) such distribution was not made in a lump sum; and
                  (C) such Member dies before his entire benefit has been distributed to him, then the undistributed portion of his benefit shall be distributed to his Designated Beneficiary at least as rapidly as under the method of distribution in effect as of the date of such Member's death; and

                              (ii) if a Member dies before distribution of his
                  benefit has begun, then such Member's entire benefit shall be distributed within five years after such Member's date of death; provided, however, that if the portion of such Member's benefit that is payable to (or for the benefit of) such Member's Designated Beneficiary is distributed over the life of such Designated Beneficiary or over a period not extending beyond the life expectancy of such Designated Beneficiary and distribution commences to such Designated Beneficiary not later than one year after the date of such Member's death (or such later date as the Secretary of the Treasury may by regulations prescribe), then the portion of such Member's benefit that is payable to (or for the benefit of) such Designated Beneficiary shall be treated as having been distributed within five years after such Member's date of death.

                  (d) If a Member's Designated Beneficiary is his surviving spouse, then (i) for purposes of Section 6.9(c)(ii), distribution of benefits to such spouse shall not be required to begin earlier than the date on which such Member would have attained age 70 1/2 had he lived to such date; and (ii) if such spouse dies before distribution of benefits to such beneficiary has commenced, then the provisions of Section 6.9(c) shall be applied as if such spouse were the Member and the person(s) to whom benefits are payable after the death of such spouse were such spouse's Designated Beneficiary.

                  6.10 PROHIBITION AGAINST MORE THAN INCIDENTAL DEATH BENEFITS. Notwithstanding any provision of this Plan which may be to the contrary, in no event may a Member elect to receive his benefits in a form pursuant to which the present value of the payments to be made to such Member would be less than 50% of the present value of all payments to be made to such Member and his Designated Beneficiary. The determination of such present value shall be made as of the date benefit payments to such Member commence and shall be based on life expectancies as of such date.


                                   ARTICLE VII

                            CONTRIBUTIONS AND FUNDING

                  7.1 PURPOSES OF FUNDING. The Plan shall be funded for the exclusive purpose of providing benefits to Members and their beneficiaries and for defraying reasonable expenses in administering the Plan.

                  7.2 CONTRIBUTING MEMBER'S CONTRIBUTIONS. For Plan Years before January 1, 1996, each Contributing Member was required to contribute to the Plan during each month in which he was a Contributing Member in accordance with the Plan as then in effect.

                  7.3 COMPANY CONTRIBUTIONS. The Company will contribute to the Plan from time to time such amounts in addition to a Contributing Member's contributions as will be sufficient to keep the Plan on an actuarially sound basis and to meet the minimum funding requirements of ERISA.

                  7.4 FUNDING AGENCY. The amounts to be contributed for the purpose of the benefits shall be determined by the Plan Administrator and paid to the Trust.

                  7.5 FORFEITURES. All amounts arising as a result of forfeitures shall be used to reduce further contributions to the Plan and shall not be applied to increase the benefits of any Member or anyone claiming through any Member.

                  7.6 FUNDING STANDARD ACCOUNT. The Plan Administrator shall cause a funding standard account to be maintained.

                  7.7 FUNDING POLICY. This Article VII shall constitute the funding policy of the Plan.

                  7.8 TAX DEDUCTIBILITY OF CONTRIBUTIONS. The foregoing provisions of this article to the contrary notwithstanding, the Company shall not be required to make in any year any contribution in an amount which is greater than the amount deductible for tax purposes in that year.

                  7.9 ADDITIONAL PAYMENTS. The Company may also make from time to time such additional payments as it deems desirable. Such additional payments shall be credited against future payments which the Company would otherwise be required to make.


                                  ARTICLE VIII

                                 ADMINISTRATION

                  8.1 PLAN ADMINISTRATOR. The Plan will be administered by UnionTools, Inc. as Plan Administrator. The construction and interpretation of the Plan provisions are vested with the Plan Administrator, in its absolute discretion, including, without limitation, the determination of benefits, eligibility and interpretation of Plan provisions. All such decisions, determinations and interpretations shall be final, conclusive and binding upon all parties having an interest in the Plan.

                  8.2 POWERS OF PLAN ADMINISTRATOR. The Plan Administrator shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan. Without limiting the generality thereof, the Plan Administrator shall have the following duties and powers:

                  (a) to determine the amounts of such contributions to the Plan based on appropriate information and consistent with the funding policy of the Plan;

                  (b) to determine the amounts and time of payment of benefits and the rights of Members and their beneficiaries to Plan benefits, to take any actions necessary to assure timely payment of benefits to any Member or beneficiary eligible to receive benefits under the Plan and to assure a full and fair review for any person who is denied a claim to any benefit under the Plan;

                  (c) to maintain Plan records, to communicate appropriate information to the insurance company or the trustee, to communicate to Members and their beneficiaries and to submit required reports to appropriate regulatory authorities;

                  (d) to employ other persons, including the employment of counsel, to render advice with respect to any responsibility or authority being carried out by the Plan Administrator and to assist in the administration of the Plan;

                  (e) to employ, on behalf of the Plan Members, an enrolled actuary and an independent qualified public accountant; and

                  (f) to take any action necessary or appropriate to assure that the Plan is administered for the exclusive purpose of providing benefits to Members and their beneficiaries in accordance with the Plan and defraying reasonable expenses of administering the Plan, subject to the requirements of any applicable law.

                  8.3 CONCLUSIVENESS OF VARIOUS DOCUMENTS. UnionTools, Inc. and its directors and officers will be entitled to rely upon all tables, valuations, certificates and reports furnished by any actuary, accountant, counsel or other expert appointed, employed or engaged by the Plan Administrator.

                  8.4 ACTIONS TO BE UNIFORM. Any discretionary actions to be taken under the Plan will be nondiscriminatory and uniform with respect to all persons similarly situated.


                                   ARTICLE IX

                      AMENDMENT AND TERMINATION OF THE PLAN

                  9.1 AMENDMENT OF THE PLAN.

                  (a) UnionTools, Inc. reserves the right to modify, alter or amend this Plan at any time and from time to time and to any extent (consistent with Code Section 411(d)(6) and the regulations thereunder) that it may deem advisable, including, but not limited to, any amendment deemed necessary to insure the continued qualification of this Plan under the provisions of the Internal Revenue Code. Any amendment shall be made pursuant to a resolution duly adopted by UnionTools, Inc.'s Board of Directors.

                  (b) A Plan amendment that changes the Plan's vesting schedule shall not be effective with respect to any Member with three Years of Service who makes an irrevocable election during the "election period" to have such benefit determined without regard to such amendment. For purposes of this paragraph (b) the "election period" shall begin on the date the Plan amendment is adopted and end on the latest of the following dates: (i) the date which is 60 days after the day the Plan amendment is adopted; (ii) the date which is 60 days after the day the Plan amendment is effective; or (iii) the date which is 60 days after the day the Member is issued written notice of the Plan amendment by the Plan Administrator.

                  9.2 TERMINATION OF THE PLAN.

                  (a) UnionTools, Inc. reserves the right to terminate the Plan at any time by action of its Board of Directors upon written notice thereof being given to the Plan Administrator and the trustee of the Trust.

                  (b) Upon termination of the Plan, or upon partial termination of the Plan, the rights of all affected Members to their benefits accrued in accordance with Section 5.1 to the date of termination or date of partial termination shall be nonforfeitable; provided, however, any Member or any person claiming benefits on account of a Member shall have recourse for the payment of any Plan benefit only against the assets of the Plan and Trust [or the Pension Benefit Guaranty Corporation ("PBGC"), where applicable] and shall not have any recourse against the Company or its directors, officers, employees or agents for the payment of any benefits under the Plan.

                  9.3 ALLOCATION OF ASSETS UPON PLAN TERMINATION. Upon termination or partial termination of the Plan, the assets thereof shall be allocated to the affected Members and their beneficiaries in the following order:

                  (a) the portion of each Member's benefit which is derived from the Member's own contributions;

                  (b) benefits payable as an annuity to (i) Members and their beneficiaries who began receiving benefits at least three years prior to the termination date of the Plan; and (ii) Members and their beneficiaries who could have been receiving benefits as of three years prior to the termination date of the Plan if they had retired prior to the beginning of the three-year period and if their benefits had commenced (in the Life Annuity form under this Plan) as of the beginning of such period, based on the provisions of the Plan (as in effect during the five-year period ending on such termination date) under which their benefits would be least;

                  (c) all other benefits, which are insured by the PBGC, determined without regard to Section 4022(b)(5) of ERISA or which would have been so insured if Section 4022(b)(6) of ERISA did not apply.

                  (d) all other nonforfeitable benefits under the Plan;

                  (e) all other benefits under the Plan.

                  If the assets of the Plan available for allocation under (b) or (c) are insufficient to satisfy in full the benefits which are described, the assets shall be allocated pro rata among such individuals on the basis of the present value (as of the Plan's date of termination) of their respective benefits.

                  If after the satisfaction of all liabilities, both fixed and contingent under the Plan, any assets then remain, such assets shall be returned to the Company.

                  9.4 MERGER OR CONSOLIDATION. No merger or consolidation with, or transfer of assets or liabilities to, any other Plan shall be made unless, in the event the Plan is terminated immediately after such merger, consolidation or transfer, each Member in this Plan would receive a benefit equal to or greater than the benefit he would have been entitled to receive if this Plan terminated immediately before the merger, consolidation or transfer, as determined under Treasury Regulations promulgated under Section 414(l) of the Internal Revenue Code (or the successor provision thereto).


                                    ARTICLE X

                        CONDITIONAL BENEFIT RESTRICTIONS

                  10.1 RESTRICTIONS ON BENEFITS PAYABLE TO CERTAIN MEMBERS.

                  (a) Subject to the provisions of Section 10.1(b), notwithstanding any provision of the Plan which may be to the contrary:

                              (i) in the event of Plan termination, the benefit
                  of any Highly-Compensated Employee (or any former Highly-Compensated Employee) will be limited to one that is nondiscriminatory under Section 401(a)(4) of the Code; and

                              (ii) in any Plan Year beginning on or after
                  January 1, 1994, the payment of benefits to, or on behalf of, a Restricted Employee (as hereinafter defined) shall not exceed an amount equal to the payments that would be made to, or on behalf of, the Restricted Employee in that Plan Year under:

                                         (A) a straight life annuity that is the
                              Actuarial Equivalent of the accrued benefit and other benefits to which the Restricted Employee is entitled under the Plan (other than a Social Security supplement); and

                                         (B) the amount of the payments that the
                              Restricted Employee is entitled to receive under a Social Security supplement, if any.

                  (b) The restrictions contained in Section 10.1(a)(ii) will not apply if anyone of the following requirements is satisfied:

                              (i) after payment to, or on behalf of, a
                  Restricted Employee of all benefits payable to, or on behalf of, such Restricted Employee under the Plan, the value of Plan assets equals or exceeds 110% of the value of current liabilities [as defined in Section 412(l)(7) of the Code];

                              (ii) the value of the benefits payable to, or on
                  behalf of, the Restricted Employee is less than 1% of the value of current liabilities [as defined in Section 412(l)(7) of the Code]; or

                              (iii) the value of the benefits payable to, or on
                  behalf of, the Restricted Employee does not exceed the amount described in Section 411(a)(11)(A) of the Code.

                  (c) As used in this Section 10.1:

                              (i) "Restricted Employee" means any
                  Highly-Compensated Employee or former Highly-Compensated Employee; provided, however, that a Highly-Compensated Employee or former Highly-Compensated Employee need not be treated as a Restricted Employee in the current Plan Year if he is not one of the 25 nonexcludable Employees or former Employees of the Employer with the largest amount of compensation in the current or any prior Plan Year; and

                              (ii) "benefit" includes, among other benefits,
                  loans in excess of amounts set forth in Code Section 72(p)(2)(A), any periodic income, any withdrawal values payable to a living Employee or former Employee and any death benefits not provided for by insurance on the Employee's or former Employee's life.


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                  11.1 EVIDENCE OF SURVIVAL. Where a benefit payment is contingent upon the survival of any person, evidence of such person's survival must be furnished which is satisfactory to the Plan Administrator.

                  11.2 NON-ALIENATION OF BENEFITS.

                  (a) None of the benefits, payments, proceeds, claims or rights of any Member hereunder shall be subject to any claim of any creditor of any Member and in particular the same shall not be subject to attachment or garnishment or other legal process by any creditor of any Member nor shall any such Member have any right to pledge, encumber or assign or otherwise alienate any of the benefits, payments, proceeds, claims or other rights which he may expect to receive contingently or otherwise under this Plan.

                  (b) If a Member or any person receiving or entitled to receive benefits under the Plan shall attempt to or shall sell, transfer, assign, pledge or otherwise encumber such benefits or any part thereof or if by reason of attachment, garnishment, insolvency, bankruptcy or any other such proceeding or event such benefits would devolve upon any other person, firm or corporation or would not be enjoyed by him, then the Plan Administrator, in its discretion, which shall be exercised uniformly by treating individuals in similar circumstances alike, shall terminate his interest in any such benefit and cause it to be held or applied for his benefit or the benefit of his spouse, children or other dependents, or any of them, in such manner as the Plan Administrator deems proper; and upon his death, any amount which would have been payable but for this provision, less amounts actually expended as hereinbefore provided, shall be paid to such Member's beneficiary or to his estate if he has not designated a beneficiary. The provisions of this paragraph (b) shall not apply if they violate any applicable law.

                  11.3 PAYMENTS TO INCOMPETENTS. If the Plan Administrator receives evidence satisfactory to it that (a) a payee entitled to receive any payment under the Plan is physically or mentally incompetent to receive such payment or is a minor; (b) another person or an institution is then maintaining or has custody of such payee; and (c) no guardian, Committee or other representative of the estate of such payee has been appointed, the Plan Administrator may direct that payments be made to such other person or institution.

                  11.4 MISSTATED INFORMATION. If any information has been misstated on which a benefit under the Plan with respect to a person was based, such benefit shall not be invalidated but the amount of the benefit shall be adjusted to the proper amount as determined on the basis of the correct information. Overpayments, if any, with interest as determined by the Plan Administrator shall be charged against any payments accruing with respect to the person. The Plan Administrator reserves the right to require proof of age of any person entitled to a benefit under this Plan.

                  11.5 CLAIMS PROCEDURE. All claims for benefits under the Plan shall be directed in writing to the attention of the Plan Administrator. If a claim for retirement benefits under the Plan is denied, in whole or in part, by the Plan Administrator, the claimant shall be notified in writing within 90 days of filing of the claim with the Plan Administrator of (a) the specific reasons for such denial; (b) the pertinent Plan provisions on which the denial is based;
(c) any additional material or information necessary for the claimant to perfect his claim (with an explanation as to the reason such material or information is necessary); and (d) further steps which the claimant can take in order to have his claim reviewed (including a statement that the claimant or his duly authorized representative may review Plan documents and submit issues and comments regarding the claim to the Plan Administrator). If the claimant wishes further consideration of his position, he may request a review of his claim by filing a written request with the Plan Administrator within 90 days after receipt of the written notification provided for in the preceding sentence. A final decision on the claim shall be made by the Plan Administrator within 60 days after the receipt of the request for review and shall be communicated in writing to the claimant with a statement of the specific reasons for any denial and the pertinent Plan provisions on which any such denial is based.

                  11.6 OHIO LAW APPLICABLE. The law of the State of Ohio shall be the controlling law in all matters relating to the Plan and shall apply to the extent it is not preempted by the laws of the United States of America.

                  11.7 PLAN NOT AN EMPLOYMENT CONTRACT. Nothing contained herein shall be construed as a commitment on the part of any Member to continue his employment with the Company and nothing contained herein shall be construed as a commitment on the part of the Company to continue the employment of any Member or to continue the rate of pay of any Member for any period. All Employees of the Company shall remain subject to discharge as fully as if this Plan had never been put into effect.

                  11.8 EXCLUSIVE BENEFIT OF MEMBERS AND BENEFICIARIES. Except as may be provided in Section 9.3 of Article IX, it shall be impossible for any contributions made by the Company under this Plan to be used for or diverted to purposes other than the exclusive benefit of the Members and their beneficiaries.

                  11.9 HEADINGS. The headings appearing herein are for convenience only and shall be disregarded entirely in the application and interpretation of this Plan.

                  11.10 QUALIFIED DOMESTIC RELATIONS ORDERS.

                  (a) The provisions of Section 11.2 shall not apply to the creation or recognition of a right to any benefit payable with respect to a Member pursuant to a domestic relations order which is determined to be a Qualified Domestic Relations Order. For purposes of the foregoing, the term "Qualified Domestic Relations Order" has the meaning given to such term in
Section 414(p)(1)(A) of the Code and the term "domestic relations order" has the meaning given to such term in Section 414(p)(1)(B) of the Code.

                  (b) In the case of any payment before a Member has terminated his employment with the Company, a domestic relations order may require that payment of benefits be made to an Alternate Payee (as hereinafter defined):

                              (i) on or after the date on which such Member
                  attains (or would have attained) his Normal Retirement Date;

                              (ii) as if such Member had retired on the date on
                  which such payment is to begin under such order (but taking into account only the present value of the benefits actually accrued using the interest rate assumption specified in the definition of Actuarial Equivalent in Article I and not taking into account any Company subsidy for early retirement); and

                              (iii) in any form in which such benefits may be
                  paid under the Plan to such Member (other than in the form of a joint and survivor annuity with respect to the Alternate Payee and his or her subsequent spouse).

                  (c) To the extent provided in any Qualified Domestic Relations Order, (i) the former spouse of a Member shall be treated as a surviving spouse of such Member for purposes of Article VI; and (ii) if married for at least one year, the surviving spouse shall be treated as an Eligible Spouse.

                  (d) In the case of any domestic relations order received by the Plan or the Plan Administrator,

                              (i) the Plan Administrator shall promptly notify
                  the Member and any other Alternate Payee of the receipt of such order and the Plan's procedures for determining the qualified status of domestic relations orders; and

                              (ii) within a reasonable period after receipt of
                  such order, the Plan Administrator shall determine whether such order is a Qualified Domestic Relations Order and notify the Member and each Alternate Payee of such determination.

The Plan Administrator shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under Qualified Domestic Relations Orders.

                  (e) During any period in which the issue of whether a domestic relations order is a Qualified Domestic Relations Order is being determined (by the Plan Administrator, by a court of competent jurisdiction or otherwise), the Plan Administrator shall segregate in a separate account in the Plan or in an escrow account the amounts which would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order and the following rules shall apply:

                              (i) if within 18 months the order (or modification
                  thereof) is determined to be a Qualified Domestic Relations Order, the Plan Administrator shall pay the segregated amounts (and any interest thereon) to the person or persons entitled thereto;

                              (ii) if within 18 months (A) it is determined that
                  the order is not a Qualified Domestic Relations Order; or (B) the issue as to whether such order is a Qualified Domestic Relations Order is not resolved, the Plan Administrator shall pay the segregated amounts (and any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order;

                              (iii) any determination that an order is a
                  Qualified Domestic Relations Order which is made after the close of such 18-month period shall be applied prospectively only.

                  (f) For purposes of this Section 11.10, the term "Alternate Payee" means any spouse, former spouse, child or other dependent of a Member who is recognized by a domestic relations order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Member.


                                   ARTICLE XII

                              TOP HEAVY PROVISIONS

                  12.1 DEFINITIONS. FOR PURPOSES OF THIS ARTICLE XII,

                  (a) "Aggregation Group" shall mean that group of plans which includes (i) each defined benefit and defined contribution plan maintained by the Company or an Affiliate in which a Key Participant is a participant (regardless of whether the plan has terminated); and (ii) each other defined benefit and defined contribution plan maintained by the Company or an Affiliate which enables any plan described in clause (i) to meet the requirements of
Section 401(a)(4) or 410 of the Code.

                  (b) "Determination Date" shall mean, with respect to any Plan Year, the last day of the preceding Plan Year.

                  (c) "Key Participant" shall mean, with respect to the Plan (or any other defined benefit or defined contribution plan maintained by the Company or an Affiliate), any Member who, at any time during the Plan Year or any of the four preceding Plan Years, is

                              (i) an officer of the Company if such individual's
                  annual compensation exceeds 50% of the dollar limitation under Code Section 415(b)(1)(A);

                              (ii) 1 of the 10 employees owning (or considered
                  as owning within the meaning of Section 318 of the Code) the largest interests in the Company if such individual's annual compensation exceeds the dollar limitation under Code Section 415(c)(1)(A);

                              (iii) a 5% owner of the Company; or

                              (iv) a 1% owner of the Company having an annual
                  compensation from the Company of more than $150,000.00.

For purposes of clause (i), no more than 50 employees (or, if lesser, the greater of 3 or 10% of the employees) shall be treated as officers. The rules of
Section 416(i) shall be applied for purposes of applying clauses (i) through
(iv).

                  (d) "Non-Key Participant" shall mean, with respect to the Plan (or any other defined benefit or defined contribution plan maintained by the Company or an Affiliate), any employee who is not a Key Participant. The rules of Section 416(i) shall be applied for purposes of making this determination.

                  (e) "Valuation Date" shall mean, with respect to any Plan Year, the valuation date used for computing Plan costs for minimum funding, whether or not a valuation is actually performed that year.

                  12.2 TOP HEAVY DETERMINATION.

                  (a) In General. The Plan shall be considered top heavy on a Determination Date if, as of such Determination Date, the present value of the cumulative accrued benefits under the Plan for Key Participants exceeds 60% of the present value of the cumulative accrued benefits under the Plan for all Members.

                  (b) Aggregation Group. The Plan shall also be considered top heavy on a Determination Date if, as of such Determination Date, the Plan is part of an Aggregation Group which is a Top Heavy Group. An Aggregation Group shall be considered a "Top Heavy Group" if, as of any Determination Date, the sum of (i) the present value of the cumulative accrued benefits for Key Participants under all defined benefit plans included in such Aggregation Group; and (ii) the aggregate of the accounts of Key Participants under all defined contribution plans included in such Aggregation Group, exceeds 60% of a similar sum determined for all participants under all plans included in the Aggregation Group.

                  If two or more plans which are part of an Aggregation Group have different Determination Dates, the following procedure will be followed to determine whether the Aggregation Group is a Top Heavy Group. First, with respect to any calendar year, determine the present value of the cumulative accrued benefits for Key Participants and all participants under each defined benefit plan separately as of the Determination Date for such plan which falls within such calendar year and determine the aggregate of the accounts of Key Participants and of all participants under each defined contribution plan separately as of the Determination Date for such plan which falls within such calendar year. Second, add the results for each plan in the

Aggregation Group as of the Determination Date for such plan that falls in the same calendar year and apply the 60% test set forth earlier in this paragraph
(b).

                  (c) Permissive Aggregation. A plan maintained by the Company or an Affiliate which would not otherwise be included in an Aggregation Group may be included, at the election of the Company, in such group for determining whether such group is a Top Heavy Group, provided that aggregation under this paragraph is permitted only if such group would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code with such plan being taken into account.

                  (d) Exception. Notwithstanding the provisions of Section 12.2(a), the Plan shall not be considered top heavy on a Determination Date if, as of said date, the Plan is part of a required or permissive Aggregation Group which is not a Top Heavy Group.

                  (e) Determination of Present Value of Accrued Benefit. The present value of accrued benefits under the Plan shall be determined as of the most recent Valuation Date which is within the 12-month period ending on the Determination Date, subject to the rules set forth in paragraphs (f) and (g). The accrued benefit for a current Member shall be determined as if the Member had terminated service as of the Valuation Date. All benefits (whether attributable to Members' contributions or Company contributions) accruing under the Plan shall be taken into account. The applicable factors for use in determining the present value of accrued benefits shall be as set forth in the latest actuarial valuation certified by the enrolled actuary for the Plan.

                  (f) Distributions within Five Years. The present value of the cumulative accrued benefit for any Member under the Plan shall be increased by the aggregate distribution made with respect to such Member under the Plan during the five-year period ending on the Determination Date, except that distributions made after the Valuation Date but before the Determination Date shall not be included to the extent that such distributions are included in the present value of the accrued benefits as of the Valuation Date.

                  (g) Benefits of Members Who Cease to be Key Participants. If a Member is a Non-Key Participant with respect to the Plan for any Plan Year but was a Key Participant with respect to the Plan for any prior Plan Year, the accrued benefit for such Member shall not be taken into account for purposes of determining whether the Plan is top heavy (or whether any Aggregation Group of which the Plan is a part is a Top Heavy Group).

                  (h) Determination of Aggregation Group Benefits and Accounts. With respect to any other defined benefit or defined contribution plan which is included in an Aggregation Group of which this Plan is a part, the present value of cumulative accrued benefits and the aggregate of the accounts of Key Participants and all participants thereunder shall be determined under the rules set forth in Section 416 of the Code and the regulations promulgated thereunder.

                  (i) Accrued Benefits of Certain Former Employees. The accrued benefit or account of any participant in any defined benefit or defined contribution plan maintained by the Company (including this Plan) or by an Affiliate shall not be taken into account for purposes of making any top heavy determination pursuant to this Section 12.2 if such participant has not performed any services for the company maintaining any such plan in which he is a participant (other than benefits under such plan) at any time during the five-year period ending on the Determination Date with respect to which a top heavy determination is being made.

                  12.3 GENERAL RULE. Notwithstanding any provision contained herein to the contrary, if, on any Determination Date, the Plan is top heavy (as determined under Section 12.2), the provisions of Sections 12.4 through 12.7 shall apply to the Plan for the Plan Year following such Determination Date.

                  12.4 VESTING REQUIREMENTS.

                  (a) New Vesting Provision. Notwithstanding the provisions of
Section 4.5(a) to the contrary, any Member who has three Years of Vesting Service shall be 100% vested in his accrued benefit.

                  (b) Special Rule. The benefits of a Member who does not have an Hour of Service after the Plan becomes top heavy are not determined under the minimum vesting provision set forth in the preceding paragraph (a).

                  12.5 MINIMUM BENEFITS.

                  (a) Minimum Normal Retirement Benefit. A Non-Key Participant who is eligible for a Normal Retirement Benefit under the provisions of Section
4.1 shall be entitled to a monthly benefit equal to the greater of (i) the monthly Normal Retirement Benefit to which such Non-Key Participant would be entitled under Section 5.3(a); or (ii) the product of his average compensation for years in the testing period (as hereinafter defined) and his applicable percentage (as hereinafter defined) determined as of such computation date.

                  (b) Minimum Accrued Benefit. For purposes of determining a Non-Key Participant's early or deferred vested benefit under Article V hereof, a Member's accrued benefit, as of any computation date, should be equal to the greater of (i) the accrued benefit determined in accordance with Article V; or
(ii) the benefit to which a Member would be entitled at his Normal Retirement Date computed in accordance with 12.5(a)(ii) hereof, based upon his average Earnings for years in the testing period and his applicable percentage determined as of said computation date.

                  (c) Years in the Testing Period. For purposes of this section, "years in the testing period" shall mean the period of consecutive years (not exceeding five) accruing at any time before a computation date during which a Non-Key Participant had the highest aggregate compensation from the Company. Years ending in a Plan Year beginning before January 1,

1984, years beginning after the close of the last Plan Year in which the Plan is top heavy and years ending after a Member's Normal Retirement Date shall not be considered for purposes of the preceding sentence. Years taken into account under this paragraph (c) shall be properly adjusted for years not included in a top heavy Year of Credited Service.

                  (d) Applicable Percentage. For purposes of this section, "applicable percentage" shall mean the lesser of (i) 2% multiplied by the number of Top Heavy Years of Credited Service [as defined in Section 12.5(e)] of a Member as of a computation date; or (ii) 20%.

                  (e) Top Heavy Years of Credited Service. For purposes of this section, "Top Heavy Years of Credited Service" shall be equal to the number of Years of Vesting Service as determined pursuant to Section 2.4 reduced by (i) each Year of Vesting Service during which a Plan Year ends in which the Plan was not top heavy; and (ii) each Year of Vesting Service completed in a Plan Year beginning before January 1, 1984.

                  12.6 MAXIMUM BENEFITS. For purposes of determining the maximum limitation on annual benefits, all references in Section 5.8(a)(ii)(A)(1) and
(b)(ii) to the number "1.25" shall instead be deemed to refer to the number
"1.0."

                  12.7 TRANSITION RULES WHEN PLAN CEASES TO BE TOP HEAVY. If, on any Determination Date following any Plan Year in which the Plan is top heavy, the Plan ceases to be top heavy, the following transitional rules shall apply to the Plan thereafter during each Plan Year in which the Plan is not top heavy:

                  (a) Vesting Requirements. The vesting shall revert to that provided in Sections 4.5 and 4.6, provided that no person who was a Member on such Determination Date shall have a vesting percentage applied to his accrued benefit which is less than the vesting percentage which applied to him on such Determination Date as a result of the application of Section 12.4.

                  (b) Minimum Benefit. Normal, early and deferred vested benefits shall be determined pursuant to Article V, provided that any benefit which was accrued as of such Determination Date due to the application of
Section 12.5 shall not be decreased by virtue of the application of these transition rules.

                  (c) Distribution of Benefits. Distributions shall be made at such times as determined under Article IV and Section 6.6.


                                  ARTICLE XIII

                            MULTIEMPLOYER PROVISIONS

                  13.1 ORIGINAL COMPANY. As used in this Article XIII, the term "Original Company" shall refer to The Union Fork and Hoe Company and its Successor by Merger, UnionTools, Inc.

                  13.2 ADOPTION BY OTHER COMPANIES. Effective as of January 1, 1991, any Affiliate may adopt the Plan with the approval of the Board of Directors of the Original Company. The adopting Affiliate and the Original Company shall execute an Adoption Agreement evidencing the Affiliate's adoption of the Plan. The Adoption Agreement shall specify whether the adopting Affiliate is adopting this Plan as a new plan or as the continuation of an existing plan. The Adoption Agreement may contain variations in Plan terms applicable to the adopting Affiliate and its Employees. However, the Original Company shall have the sole and exclusive right to amend the Plan or Trust in any other respect, as more fully described in Section 9.1. The Adoption Agreement shall become, as to the adopting Affiliate and its Employees, a part of this Plan. It shall not be necessary for the adopting Affiliate to execute the original or any amended Plan and Trust documents. The provisions of the Plan shall apply separately to each Affiliate except as provided in this article.

                  13.3 "COMPANY" FURTHER DEFINED. Except as otherwise provided in this Article XIII, the term "Company" shall be defined in accordance with
Article I, provided, however, that it is intended that the provisions of the Plan shall apply separately to each participating Company and to the Members of each such participating Company; and the term "Company" as used throughout the Plan shall be so construed so that, except as otherwise provided in this Article XIII and except for the common investment of all assets of the Trust and the availability for the common investment of all assets of the Trust and the availability of all assets of the Trust to pay benefits to all Members as described below, the Plan shall constitute a separate Plan for each participating Company.

                  13.4 PARTICIPATION. The participation of any participating Company in the Plan shall become effective as of the date stated in its Adoption Agreement. A participating Company's participation in the Plan shall continue until terminated in accordance with the terms of the Plan; provided, however, that a Company's participation will automatically terminate effective as of the date of participation if the Internal Revenue Service denies initial qualification under Code Section 401 with respect to participation by the participating Company. If that happens, the Trustees, within one year of the denial of qualification, shall return to the participating Company all contributions made by that Company; and, notwithstanding any provision in the Plan to the contrary, no person shall have a right or claim to any benefit under the Plan with respect to that Company. If the Company's participation is a new plan, no benefits shall be paid with respect to Employees of that Company until a favorable initial determination has been received. Further, participation by any participating Company shall terminate if the Internal Revenue Service notifies the participating Company that such participation has failed to retain qualified status under the Internal Revenue Code. However, the participating Company's participation shall not terminate until the participating Company ceases to contest the disqualification, unless the Internal Revenue Service requires that participation terminate as of an earlier date.

                  13.5 COMBINED SERVICE. As of the effective date of a participating Company's Adoption Agreement, the term "service" or "employment" shall refer equally to service with any participating Company. A Member shall be deemed to have terminated employment for Plan benefit purposes only upon the termination of his employment with all of the participating Companies. Credit for Hours of Service and Years of Service completed prior to the effective date of any Adoption Agreement executed by a participating Company shall be determined in accordance with Article II and the terms of the applicable Adoption Agreement. If a Member is employed by more than one participating Company, either concurrently or successively, his benefits under the Plan shall be determined as if all service were with any one participating Company, but he will not receive credit for more than one Year of Service for any Plan Year. Any determination of the contributions to be made by each participating Company, or other portion of a Member's accrued benefit attributable to service with any particular Company, will be made by the Plan Administrator upon advice of the Plan's actuary.

                  13.6 ADMINISTRATION. The Original Company and the Plan Administrator shall have exclusive administrative authority over the Plan and Trust, although responsibility for those internal matters peculiar to a particular Company may be delegated to that Company.

                  13.7 COMMON FUND. The Trustees of the Plan need not earmark or keep separate the assets attributable to each Company, but may commingle them with assets attributable to other Companies. The Trust shall be available to pay benefits to Members and their beneficiaries without distinction as to the Company to which particular assets or amounts are attributable.

                  13.8 AMENDMENT OF PLAN. The term "Company" as used in Article IX, pertaining to amendment of the Plan, refers only to the Original Company, which shall be vested with the sole power to amend the Plan in any manner, except that, with the consent of the Original Company's Board of Directors, the Board of Directors of any other participating Company shall have the right to amend the Plan in any manner otherwise permitted by Article IX which affects the Plan only as to that participating Company and in no way affects the Plan as to any other participating Company and in no way affects the Plan as to any other participating Company; provided, however, that the Board of Directors of any participating Company shall have the right, without the necessity of obtaining the consent of any other participating Company, to amend the Plan in such a way as to transfer its participation in the Plan and the portion of the assets of the Trust attributable to it to a separate plan under an agreement established solely for the benefit of Employees of that participating Company.

                  13.9 WITHDRAWAL - TERMINATION.

                  (a) Any Company, by action of its Board of Directors or other governing authority, and notice to the Plan Administrator and the Trustee, may withdraw from the Plan and Trust, or may terminate the Plan with respect to its Employees, without affecting any other Companies. A withdrawing Company may arrange for the continuation of this Plan and Trust in separate form for its own employees, with such amendments as it may deem proper, and may arrange for continuation of the Plan and Trust by merger with an existing plan and trust, and transfer of Trust assets. The Original Company may, in its absolute discretion, terminate the entire Plan or a Company's participation at any time, without the consent of any Company, Member or beneficiary.

                  (b) A Company which withdraws from or terminates this Plan, shall direct the trustee to liquidate the share of the Trust allocable to its Members or their beneficiaries, as determined by the Plan Administrator with the assistance of the actuaries for the Plan. If the Company is not terminating the Plan, such share shall be transferred to a successor trust upon receipt of evidence satisfactory to the trustee that the successor trust qualifies under Code Section 401(a). If the Company is terminating the Plan, such share shall be allocated as provided in Section 9.3.

                  (c) A terminating or withdrawing Company shall give at least 90 days' prior written notice of its intention to terminate or withdraw to the Plan Administrator and the trustees unless the trustee and the Plan Administrator agree to shorter notice.

                  IN WITNESS WHEREOF, the undersigned has caused this Plan to be executed by a duly authorized individual effective as of January 1, 1996.

                                       UNIONTOOLS, INC.



Date: Nov. 11, 1996                    By: /s/ Stephen M. Kasprisin
      ------------------------             ------------------------------------
                                       Name (Print): Stephen M. Kasprisin
                                                    ---------------------------
                                       Title: CFO
                                              ---------------------------------

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